As Filed with the Securities and Exchange Commission on April 22, 1998
                                                      Registration No. 333-
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ----------------------

                                  Form S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933
                           ----------------------

                           FLOWSERVE CORPORATION
           (Exact name of registrant as specified in its charter)

             New York                                 31-0267900
   (State or other jurisdiction          (I.R.S. Employer Identification No.)
of incorporation or organization)

                   222 Las Colinas Boulevard, Suite 1500
                            Irving, Texas 75039
                  (Address of Principal Executive Offices)
                           ----------------------

                 BW/IP, Inc. 1996 Long-Term Incentive Plan
      BW/IP, Inc. 1996 Directors Stock and Deferred Compensation Plan
          BW/IP International, Inc. 1992 Long-Term Incentive Plan
        BWIP Holding, Inc. Non-Employee Directors' Stock Option Plan
            BW/IP International, Inc. Capital Accumulation Plan
                           ----------------------

                           Ronald F. Shuff, Esq.
                     Vice President and General Counsel
                           Flowserve Corporation
                   222 Las Colinas Boulevard, Suite 1500
                            Irving, Texas 75039
                               (972) 443-6500
(Name, address and telephone number, including area code, of agent for service)
                           ----------------------

                      CALCULATION OF REGISTRATION FEE
===============================================================================
                                   Proposed        Proposed
Title of each class                maximum         maximum         Amount of
of securities       Amount to      offering price  aggregate       registration
to be registered    be registered  per security    offering price  fee
-------------------------------------------------------------------------------
Common Stock, par
value $1.25
per share(1)        2,779,756(2)      N/A          $80,264,591         $23,678
===============================================================================

(1) This Registration Statement also covers the associated preferred stock purchase rights (the "Rights") issued pursuant to a Rights Agreement dated as of August 1, 1986 and amended as of August 1, 1996, between the Registrant and National City Bank, as Rights Agent. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant's Common Stock.
(2)  Includes 553,831; 34,840; 629,349; 61,736; and 1,500,000 shares registered under the BW/IP, Inc. 1996 Long-Term Incentive Plan, the
     BW/IP, Inc. 1996 Directors Stock and Deferred Compensation Plan, the
     BW/IP International, Inc. 1992 Long-Term Incentive Plan, the BWIP
     Holding, Inc. Non-Employee Directors' Stock Option Plan and the BW/IP International, Inc. Capital Accumulation Plan, respectively.
(3)  Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 (the
     "Securities Act") and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum aggregate offering price of the Registrant's
     Common Stock was calculated in accordance with Rule 457(c) and (h)
     under the Securities Act as: (a) $31.0625, the average of the high and low prices per share of the Registrant's Common Stock on April 16,
     1998 as reported on The New York Stock Exchange, multiplied by (b) 1,534,840, the number of shares of the Registrant's Common Stock issuable and not subject to outstanding but unexercised options under the plans covered by this Registration Statement and (a) the exercise prices multiplied (b) by a total of 1,244,916, the number of shares of the Registrant's Common Stock subject to outstanding but unexercised options under the plans covered by this Registration Statement.
===============================================================================

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         Flowserve Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement on Form S-8 (the "Registration Statement") the following documents previously filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (b) The Registrant's Registration Statement on Form 8-A/A, as amended, filed with the SEC on July 18, 1997 pursuant to
               Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock; and

          (c) The Registrant's Registration Statement on Form 8-A/A, as amended, filed with the SEC on July 18, 1997 pursuant to
               Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's Series A Junior Participating Preferred Stock.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  None.

Item 6.           Indemnification of Directors and Officers

     The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, the Registrant may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted on good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the Registrant. In a nonderivative action or threatened action, the BCL provides that the Registrant may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant.

     Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the by-laws of a corporation or, when authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

     The above is a general summary of certain indemnity provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

          Article IX, Section 1 of the Registrant's By-laws provide that the Registrant shall indemnify any present or future director or officer from and against any and all liabilities and expenses to the maximum extent permitted by the BCL as the same presently exists or to the greater extent permitted by any amendment hereafter adopted.

          Section 726 of the BCL also contains provisions authorizing the Registrant to obtain insurance on behalf of any such director and officer against liabilities, whether or not the Registrant would have the power to indemnify against such liabilities. As permitted by law, the Registrant maintains and pays premiums for directors' and officers' liability insurance policies.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits


    EXHIBIT
    NUMBER                 DESCRIPTION
    ------                 -----------

     4.1 Restated Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 3.1 to the Registration Statement on Form S-4 as filed on June 19, 1997 (the "Form S-4")).*

     4.2 By-Laws of the Registrant, as amended (filed as Exhibit 3.2 to the Form S-4).*

     4.3  Rights Agreement dated as of August 1, 1986 between the
          Registrant and BankOne, N.A., as Rights Agent (filed as Exhibit 1 to the Registrant's Form 8-A dated August 13, 1986).*

     4.4 Amendment dated as of August 1, 1996 to the Rights Agreement dated as of August 13, 1986 (filed as Exhibit 4.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).*

     4.5 BW/IP, Inc. 1996 Long-Term Incentive Plan (filed as Appendix A to BW/IP, Inc.'s Proxy Statement for the 1996 Annual Meeting of Stockholders dated April 9, 1996 (the "1996 BW/IP Proxy
          Statement").*

     4.6 First Amendment to the BW/IP, Inc. 1996 Long-Term Incentive Plan (filed as Exhibit 99.d of BW/IP, Inc.'s Registration Statement on Form S-8 (Registration No. 333-21637) as filed on February 12, 1997 (the "1997 BW/IP Form S-8").*

     4.7 BW/IP, Inc. 1996 Directors Stock and Deferred Compensation Plan (filed as Appendix B to the 1996 BW/IP Proxy Statement).*

     4.8 First Amendment to the BW/IP, Inc. 1996 Directors Stock and Deferred Compensation Plan (filed as Exhibit 99.f of the 1997 BW/IP Form S-8).*

     4.9 BW/IP International, Inc. 1992 Long-Term Incentive Plan (filed as Appendix A to BW/IP, Inc.'s Proxy Statement for the 1992 Annual Meeting of Stockholders dated April 17, 1992).*

     4.10 BW/IP Holding, Inc. Non-Employee Director's Stock Option Plan (filed as Appendix A to BW/IP, Inc.'s Proxy Statement for the 1993 Annual Meeting of Stockholders dated April 16, 1993).*

     4.11 BW/IP International Inc. Capital Accumulation Plan, as amended.

     5.1  Opinion of Ronald F. Shuff.

     23.1 Consent of Ronald F. Shuff (included in Exhibit
          5.1).

    EXHIBIT
    NUMBER                 DESCRIPTION

     23.2 Consent of Ernst & Young LLP

     23.3 Consent of Price Waterhouse LLP


     * Incorporated by reference to a document previously filed with the SEC.

Item 9.           Undertakings

         (a) Undertakings Relating to Rule 415 Offerings

         The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8 or Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on the 12th day of December, 1997.

                              Flowserve Corporation
                              (Registrant)



                              By:    /s/ RONALD F. SHUFF
                                 --------------------------------
                                 Ronald F. Shuff
                                 Vice President, Secretary and General
                                 Counsel

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on December 12, 1997 in the capacities and on the date indicated.



  /s/ BERNARD G. RETHORE
---------------------------------
           Bernard G. Rethore         Chairman of the Board   December 12, 1997


  /s/ WILLIAM H. JORDAN
---------------------------------
            William H. Jordan         Director                December 12, 1997


  /s/ HUGH K. COBLE
---------------------------------
              Hugh K. Coble           Director                December 12, 1997


  /s/ DIANE C. HARRIS
---------------------------------
             Diane C. Harris          Director                December 12, 1997


  /s/ GEORGE T. HAYMAKER
---------------------------------
           George T. Haymaker         Director                December 12, 1997


  /s/ MICHAEL F. JOHNSTON
---------------------------------
           Michael F. Johnston        Director                December 12, 1997


  /s/ JAMES O. ROLLANS
---------------------------------
            James O. Rollans          Director                December 12, 1997


  /s/ WILLIAM C. RUSNACK
---------------------------------
           William C. Rusnack         Director                December 12, 1997


  /s/ KEVIN E. SHEEHAN
---------------------------------
            Kevin E. Sheehan          Director                December 12, 1997


  /s/ R. ELTON WHITE
---------------------------------
             R. Elton White           Director                December 12, 1997

                               EXHIBIT INDEX

   EXHIBIT
   NUMBER                     DESCRIPTION
   ------                     -----------

     4.1 Restated Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 3.1 to the Registration Statement on Form S-4 as filed on June 19, 1997 (the "Form S-4")).*

     4.2 By-Laws of the Registrant, as amended (filed as Exhibit 3.2 to the Form S-4).*

     4.3  Rights Agreement dated as of August 1, 1986 between the
          Registrant and BankOne, N.A., as Rights Agent (filed as Exhibit 1 to the Registrant's Form 8-A dated August 13, 1986).*

     4.4 Amendment dated as of August 1, 1996 to the Rights Agreement dated as of August 13, 1986 (filed as Exhibit 4.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).*

     4.5 BW/IP, Inc. 1996 Long-Term Incentive Plan (filed as Appendix A to BW/IP, Inc.'s Proxy Statement for the 1996 Annual Meeting of Stockholders dated April 9, 1996 (the "1996 BW/IP Proxy
          Statement").*

     4.6 First Amendment to the BW/IP, Inc. 1996 Long-Term Incentive Plan (filed as Exhibit 99.d of BW/IP, Inc.'s Registration Statement on Form S-8 (Registration No. 333-21637) as filed on February 12, 1997 (the "1997 BW/IP Form S-8").*

     4.7 BW/IP, Inc. 1996 Directors Stock and Deferred Compensation Plan (filed as Appendix B to the 1996 BW/IP Proxy Statement).*

     4.8 First Amendment to the BW/IP, Inc. 1996 Directors Stock and Deferred Compensation Plan (filed as Exhibit 99.f of the 1997 BW/IP Form S-8).*

     4.9 BW/IP International, Inc. 1992 Long-Term Incentive Plan (filed as Appendix A to BW/IP, Inc.'s Proxy Statement for the 1992 Annual Meeting of Stockholders dated April 17, 1992).*

     4.10 BW/IP Holding, Inc. Non-Employee Director's Stock Option Plan (filed as Appendix A to BW/IP, Inc.'s Proxy Statement for the 1993 Annual Meeting of Stockholders dated April 16, 1993).*

     4.11 BW/IP International Inc. Capital Accumulation Plan, as amended.

     5.1  Opinion of Ronald F. Shuff.

     23.1 Consent of Ronald F. Shuff (included in Exhibit 5.1).

     23.2 Consent of Ernst & Young LLP 23.3 Consent of Price Waterhouse LLP

     * Incorporated by reference to a document previously filed with the SEC.

                                                               EXHIBIT 4.11





                         BW/IP INTERNATIONAL, INC.

                         CAPITAL ACCUMULATION PLAN

                    (Restatement as of January 1, 1997)

                             TABLE OF CONTENTS


                                                                       Page

SECTION 1 - INTRODUCTION                                                     1
  1.1      Purpose...........................................................1
  1.2      General Definitions...............................................1
  1.3      Effective Date....................................................5
  1.4      Employers.........................................................6
  1.5      Administration of the Plan........................................6
  1.6      Funding of Benefits...............................................6
  1.7      Plan Year and Accounting Dates....................................6

SECTION 2 - ELIGIBILITY AND PARTICIPATION                                    7
  2.1      Eligibility.......................................................7
  2.2      Participation.....................................................7
  2.3      Period of Participation...........................................7

SECTION 3 - PARTICIPANT CONTRIBUTIONS                                        7
  3.1      Participant Contributions.........................................7
  3.2      Includible Compensation...........................................8
  3.3      How Paid or Deducted..............................................9
  3.4      Changes in Contributions..........................................9
  3.5      Suspension and Resumption of Contributions........................9
  3.6      Rollover Contributions............................................9

SECTION 4 - EMPLOYER CONTRIBUTIONS                                           10
  4.1      Basic Matching Contributions......................................10
  4.2      Discretionary Matching Contributions..............................10
  4.3      Time and Manner of Matching Contributions.........................10
  4.4      Allocation of Matching Contributions..............................10
  4.5      Vesting...........................................................11
  4.6      Investment of Company Contributions...............................11
  4.7      Contributions.....................................................11
  4.8      Interest of Employers in Plan.....................................11

SECTION 5 - INVESTMENT ELECTIONS                                             11
  5.1      Investment Funds..................................................11
  5.2      Investment of Participant Contributions...........................12

SECTION 6 - ACCOUNTING AND PLAN INVESTMENTS                                  12
  6.1      Participant's Account.............................................12
  6.2      Transfer of Investments...........................................12
  6.3      Crediting and Investing of Contributions, Income and Transfers....13
  6.4      Dividends, Splits, Etc............................................13
  6.5      Plan Investments..................................................13
  6.6      Charging of Withdrawal and Distribution...........................16

                                                                           Page
  6.7      Annual Statement of Account.......................................16
  6.8      Benefit Limitations...............................................16
  6.9      Treatment of Excess Additions.....................................18
  6.10     Limitations on Pre-Tax Contributions..............................18
  6.11     Remedial Measures for Excess Pre-Tax Contributions................20
  6.12     Limitation on After-Tax Contributions and Matching
           Contributions.....................................................22
  6.13     Remedial Measures for Excess Aggregate Contributions..............24
  6.14     Limitation on Multiple Use of Alternative Discrimination Tests....25
  6.15     Forfeiture of Matching Contributions Upon Corrective
           Distribution of Basic Contributions...............................25

SECTION 6A - LOANS TO PARTICIPANTS                                           26
  6A.1     Committee Discretion to Make Loans................................26
  6A.2     Loans to be Made on Nondiscriminatory Basis.......................26
  6A.3     Limitations of Loans to Participants..............................26
  6A.4     Adequacy of Security..............................................26
  6A.5     Rate of Interest and Loan Fees....................................26
  6A.6     Term of Loan......................................................26
  6A.7     Remedies in the Event of Default..................................26
  6A.8     Definition of Loan................................................26
  6A.9     Loan Application Procedures.......................................27
  6A.10    Loan Repayments...................................................27

SECTION 7 - WITHDRAWALS DURING EMPLOYMENT                                    27
  7.1      Withdrawals.......................................................27
  7.2      Hardship Withdrawal...............................................28
  7.3      Withdrawal Limitations............................................29
  7.4      Distribution of Withdrawals.......................................29

SECTION 8 - DISTRIBUTION OF BENEFITS                                         30
  8.1      Termination of Employment          ...............................30
  8.2      Vesting...........................................................30
  8.3      Forfeitures.......................................................30
  8.4      Restoration of Forfeitures........................................31
  8.5      Manner of Distribution............................................31
  8.5A     Deferral  of Lump Sum Distribution by Beneficiary.................32
  8.6      [Intentionally left blank.].......................................32
  8.7      Election for Stock................................................32
  8.8      Fractional Interests in Stock and Minimum Shares
           Distributable.....................................................33
  8.9      Designation of Beneficiaries......................................33
  8.10     Missing Participants or Beneficiaries.............................33
  8.11     Facility of Payment...............................................34
  8.12     Commencement of Benefits..........................................34
  8.13     Direct Rollovers..................................................34

SECTION 9 - THE COMMITTEE                                                    35
  9.1      Membership........................................................35
  9.2      Committee's General Powers, Rights and Duties.....................35
  9.3      Manner of Action..................................................36

                                                                       Page
  9.4      Interested Committee Members......................................36
  9.5      Resignation or Removal of Committee Members.......................36
  9.6      Committee Expenses................................................37
  9.7      Information Required by Committee.................................37
  9.8      Evidence..........................................................37
  9.9      Uniform Rules.....................................................37
  9.10     Review of Benefit Determination...................................37
  9.11     Committee's Decision Final........................................37

SECTION 10 - GENERAL PROVISIONS                                              38
  10.1     Additional Employers..............................................38
  10.2     Waiver of Notice..................................................38
  10.3     Gender and Number.................................................38
  10.4     Controlling Law...................................................38
  10.5     Employment Rights.................................................38
  10.6     Litigation by Participants........................................38
  10.7     Interests Not Transferable........................................38
  10.8     Absence of Guaranty...............................................38
  10.9     Voting of Stock...................................................39
  10.10    Tender Offer for Stock............................................39
  10.11    Limitations on Company Stock Transactions.........................39
  10.12    Compensation and  Expenses........................................40

SECTION 11 - AMENDMENT AND TERMINATION                                       40
  11.1     Amendment.........................................................40
  11.2     Termination.......................................................41
  11.3     Nonforfeitability on Termination..................................41
  11.4     Notice of Amendment or Termination................................41
  11.5     Plan Merger, Consolidation, Etc...................................41
  11.6     Discontinuance of a Portion of a Business Unit....................42
  11.7     Distribution of Assets............................................42
  11.8     Separate Administration...........................................42

SECTION 12 - TOP HEAVY RESTRICTIONS                                          42
  12.1     Determination of Top-Heavy. . . . . . . . . . . . . . . . . . . . 42
  12.2     Minimum Allocations. . . . . . . . . . . . . . . . . . . . . . . .43

                         BW/IP INTERNATIONAL, INC.

                         CAPITAL ACCUMULATION PLAN

                    (Restatement as of January 1, 1997)


SECTION 1 - INTRODUCTION

1.1 Purpose. The BW/IP International, Inc. Capital Accumulation Plan ("Plan") is maintained by the Company to provide eligible employees of the companies affiliated with the Company with capital accumulation opportunities. Notwithstanding that contributions may be made under the Plan without regard to the current or accumulated earnings of the Company for the current or prior Plan Years, the Plan is a profit sharing plan for all purposes of the Code and ERISA.

1.2 General Definitions. The following terms of general usage herein shall have the meanings as hereinafter set forth.

     (a) "Adjustment Factor" - any cost-of-living increase adjustment provided for the Plan Year under Section 415(d) of the Code.

     (b) "Affiliate" - any corporation which is included in a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Company is a member, any trade or business which is under common control with the Company (within the meaning of Section 414(c) of the Code), any affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code.

     (c) "Beneficiary" - subject to Section 8.9 hereof, any person or persons designated by a Participant (who may be designated concurrently, contingently or successively) to whom such Participant's benefits under the Plan are to be paid if he dies before he receives all of such benefits.

     (d)  "Borg-Warner Plan" - the Borg-Warner Corporation Investment Plan.

     (e) "BW/IP Companies" - the Company and its business units, subsidiaries and Affiliates.

     (f)  "Code" - the Internal Revenue Code of 1986, as amended.

     (g)  "Committee" - as defined in Section 9 hereof.

     (h)  "Company" - BW/IP International, Inc.

     (i) "Company Stock" - common stock of BW/IP, Inc., the parent corporation of Company.

     (j) "Compensation" - all amounts paid or made available to a Participant during a Plan Year by the Company or any Affiliate for personal services actually rendered to the Company or any Affiliate in the course of employment by the Participant during such Plan Year and which are subject to inclusion as gross income for federal income tax purposes in the calendar year such amounts are first paid or made available. Such term shall specifically include:

          (1)  all wages, salaries, bonuses and commissions;

          (2)  taxable fringe benefits;

          (3) reimbursements or other expense allowances under a nonaccountable plan; and

          (4) all amounts contributed to any plan established by the Corporation under Section 125 of the Code with respect to the payment of certain insurance premiums on a pre-tax basis.

               Such term shall specifically exclude:

          (5) all employer contributions to this Plan (whether Company Contributions or Pre-Tax Contributions) and all other qualified plans of deferred compensation for the period in question;

          (6) amounts realized from the exercise of a non-qualified stock option or when restricted stock or property held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (7) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, and

          (8) other amounts which receive special tax benefits, such as premiums for group-term life insurance to the extent they are not includible in the gross income of the employee.

               For each employee, the annual compensation which may be taken into account hereunder shall not exceed the first one hundred fifty thousand dollars of Compensation; provided, that said amount shall be adjusted by the amounts and at such times as permitted under Section 401(a)(17)(B).

               Notwithstanding anything herein to the contrary, in the case of a Participant (i) whose spouse, or lineal descendant(s) who have not attained age 19 prior to the end of a Plan Year, are also Participants, and (ii) who is a five percent owner (as defined in Section 416(i) of the Code) or one of the ten Highly Compensated Employees paid the highest compensation (as defined in

               Section 414(q)(7) of the Code), then (iii) all such family members shall be treated as a single participant for purposes of the $150,000 limitation in the preceding sentence, and (iv) all Compensation paid to all family members shall be treated as if paid to the Highly Compensated Employee.

          (k) "Employee" - an individual in the employ of an Employer or a Leased Employee of an Employer.

          (l) "Employer" - or "Employers" - the BW/IP Companies and as further defined in Section 1.4 hereof.

          (m) "ERISA" Employee Retirement Income Security Act of 1974, as amended.

          (n) "Highly Compensated Employee" shall mean an Employee who, as required by, and as that term shall be interpreted consistently with, Section 414(q) of the Code:

               (1) is a 5% owner (as defined in Section 416(i)(1)(iii) of the Code) at any time during the Determination Year or the Look-Back Year;

               (2) receives compensation in excess of $75,000, as adjusted by the Secretary of the Treasury, during the Look-Back Year;

               (3) receives compensation in excess of $50,000, as adjusted by the Secretary of the Treasury, during the Look-Back Year and is a member of the Top Paid Group for the Look-Back Year; or

               (4) is an officer, within the meaning of Section 416(i) of the Code, during the Look-Back Year and who receives compensation greater than 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code for the calendar year in which the Look-Back Year begins;

               (5)  is both (A) described in subparagraphs (ii), (iii) or
                    (iv) above when these provisions are modified substituting the Determination Year for the Look-Back Year and (B) is among the group consisting of the 100 Employees with the greatest compensation during the Determination Year.

          Solely for purposes of this definition, the following special rules and definitions shall apply:

               (6) "Determination Year" shall mean the Plan Year with respect to which the determination is being made.

               (7) "Look-Back Year" shall mean the twelve-month period immediately preceding the Determination Year; provided, however, that the Company may elect to treat the calendar year ending with the Determination Year as the Look-Back Year.

               (8) "Top Paid Group" shall mean the group of Employees consisting of the top 20 percent of all Employees when ranked on the basis of compensation paid during each year. For purposes of determining the number of Employees in the Top Paid Group, employees described in
                    Section 414(q)(8) of the Code and Q&A 9(b) of Section 1.414(q)-1T of the Treasury Regulations shall be excluded.

               (9) The number of officers is limited to 50 (or, if lesser, the greater of 3 Employees or 10 percent of Employees).

               (10) When no officer has Compensation in excess of 50
                    percent of the amount in effect under Section
                    415(b)(1)(A) of the Code, the highest paid officer shall be a Highly Compensated Employee.

               (11) "Compensation" shall mean compensation within the
                    meaning of Section 415(c)(3) of the Code including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

               (12) The term "Highly Compensated Employee" shall include a former Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee separated from service, or such Employee was a Highly Compensated Employee at any time after attaining age 55.

               (13) To the extent that any provision of this definition
                    shall conflict with any provision of final regulations issued by the Secretary of the Treasury under Section 414(q) of the Code, the provisions hereof shall cease to have effect to the extent of such conflict.

          (o) "Leased Employee" - shall mean, with respect to services performed after December 31, 1986, any individual (other than a common law employee of an Employer) who, pursuant to an agreement between an Employer and any other person (the "leasing organization"), has performed services for such Employer or for such Employer and related persons (within the meaning of Section 144(a)(3) of the Code) on a substantially full-time basis (as defined in regulations under Section 414(n) of the Code) for a period of at least one year, and such services are of a type historically performed by employees in the business field of such Employer. Contributions or benefits provided by the leasing organization which are attributable to the services performed for such Employer shall be treated as provided by such Employer. Notwithstanding anything in this Section to the contrary, an individual shall not be considered a Leased Employee during any Plan Year in which (i) the leasing organization sponsors a money purchase pension plan which provides a nonintegrated employer contribution of ten percent of compensation, full and immediate vesting, and immediate participation for all employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization); (ii) the individual in question participates in the leasing organization's plan; and (iii) Leased Employees (determined without regard to this sentence) constitute less than twenty percent of the work force of the Employer and any Affiliates. For purposes of the preceding sentence, "compensation" shall mean an individual's compensation as defined under Section 415 of the Code, except that "compensation" shall exclude Pre-Tax Contributions hereunder (or any other elective deferrals under any plan maintained by the Employer or any Affiliate), and any amount which the individual would have received in cash but for an election under a cafeteria plan (within the meaning of Section 125 of the Code) maintained by the Employer or any Affiliate.

          (p) "Nonhighly Compensated Employee" - an Employee of the Employer who is neither a Highly Compensated Employee nor a family member described in Section 414(q)(6)(B) of the Code.

          (q)  "Rollover Contribution" - as defined in Section 3.6 hereof.

          (r)  "SRE" - S.R. Engineering, Inc.

          (s) "SRE Plan" - formerly known as the BW/IP International, Inc. Profit sharing Plan and Trust and formerly known as the S.R. Engineering, Inc. Profit Sharing Plan and Trust.

          (t) "Trust Fund", "Trustee" and "Trust Agreement" - as defined in Section 1.6 hereof.

          (u)  "UCP" - United Centrifugal Pumps.

          (v)  "UCP Savings Plan" - the United Centrifugal Pumps Tax
               Savings Plan.

1.3 Effective Date. The Plan was adopted as of May 20, 1987 as a successor plan to the Borg-Warner Plan with respect to employees of the BW/IP Companies and was formerly known as the Borg-Warner Industrial Products, inc. Investment Plan and as the Borg-Warner Industrial Products, Inc. Capital Accumulation Plan. It was previously amended and restated as of October 1, 1987 and January 1, 1992. The Plan, as amended and restated herein, incorporates Amendments One through Seven to the Plan as restated as of January 1, 1992. The Plan, as set forth herein, is amended and restated effective as of January 1, 1997; provided, however, that all transfers among investment alternatives and changes in Participant Contributions as provided for hereunder shall be limited to the extent determined necessary by the Committee until not later than April 30, 1997; provided, further, that the timing of distributions and withdrawals, valuation of accounts, accounting, allocation among accounts and investment of funds among the alternatives provided for under the Plan as in effect on December 31, 1996 shall be transitioned to the provisions hereunder during the period from January 1, 1997 to April 30, 1997.

          The Company, effective with the acquisition of substantially all of the assets of UCP, adopted the UCP Savings Plan. Effective on January 1, 1989 the UCP Savings Plan was merged into the Plan. Notwithstanding such merger, the accounts of participants under the UCP Savings Plan shall be maintained separately hereunder as a subaccount of each Participant hereunder who was a participant in the UCP Savings Plan prior to the merger, but otherwise all amounts held under the UCP Savings Plan shall be subject to the rules of the Plan set forth herein; provided, however, that if, immediately prior to the merger, any Participant in this Plan (i) was a participant in the UCP Savings Plan, and had the right to receive benefits under Sections 7.02(e) and/or 7.02(f) of the UCP Savings Plan, as adopted and amended by UCP, then such rights shall be preserved under this Plan to the extent they were available to the Participant under the UCP Savings Plan.

          The Company, effective with the acquisition of SRE, adopted the SRE Plan. Effective as of January 1, 1991 the SRE Plan was merged into the Plan. Notwithstanding such merger, the accounts of participants under the SRE Plan shall be maintained separately hereunder as a subaccount of each Participant hereunder who was a participant in the SRE Plan prior to the merger, but otherwise all amounts held under the SRE Plan shall be subject to the rules of the Plan set forth herein; provided, however, that the distribution criteria and forms of benefit, contained in Article VI of the SRE Plan shall be preserved with respect to the amounts transferred to such subaccounts.

          Notwithstanding anything herein to the contrary, neither the merger of the UCP Savings Plan into this Plan nor the merger of the SRE Plan into this Plan shall eliminate, reduce or restrict, either directly or indirectly, the benefits provided to any participate in the UCP Savings Plan, the SRE Plan or this Plan immediately prior to either merger.

1.4 Employers. The BW/IP Companies which adopt the Plan are referred to herein collectively as the "Employers" and individually as an "Employer". As is provided in Subsection 10.1, any business unit, subsidiary or affiliate of the Company may adopt the Plan with the consent of the Committee. Any action required or permitted to be taken under the Plan by a subsidiary or affiliate of the Company shall be by resolution of its Board of Directors or of the Executive Committee of such Board of Directors, or by a person or persons authorized by resolution of such Board of Directors or Executive Committee. BW/IP, Inc. effective as of January 1, 1994 has adopted the Plan and shall thenceforth be deemed an "Employer" for all purposes under the Plan.

1.5 Administration of the Plan. The Plan will be administered by the Committee.

1.6 Funding of Benefits. Funds contributed under the Plan will be held and invested, until distribution, by a "Trustee" appointed by the Company, in a "Trust Fund" in accordance with a "Trust Agreement" between the Company and the Trustee. Rights and benefits under the Plan are subject to the terms and provisions of the Trust Agreement which implements and forms a part of the Plan.

1.7 Plan Year and Accounting Dates. A "Plan Year" is the twelve month period beginning on January 1 and ending on the following December 31. A "Regular Accounting Date" is the last day of each calendar month. A "Special Accounting Date" is any date specified as such by the Committee. The term "Accounting Date" includes both a Regular Accounting Date and a Special Accounting Date.

SECTION 2 - ELIGIBILITY AND PARTICIPATION

2.1 Eligibility. As used in the Plan, an "Eligible Employee" is an employee who is:

     (a) on the U.S. payroll of an Employer other than an employee who is a nonresident alien of the United States and who is on a foreign payroll of an Employer or any Affiliate of any Employer; and

     (b) a member of a group of employees to which the Plan has been and continues to be extended by the Committee. The term "Eligible Employee" may also include any citizen of the United States employed by a foreign subsidiary of the Company, as to which an agreement entered into by the Company or a subsidiary of the Company under Section 3121(1) of the Code is in effect and as to whom no contributions under a funded plan of deferred compensation are being provided with respect to the compensation paid to such individual by the foreign subsidiary. The term "Eligible Employee" shall not, however, include an employee who is covered under a collective bargaining agreement with an Employer unless such agreement or ancillary agreement thereto provides for his inclusion under the Plan.

2.2 Participation. An Eligible Employee shall be eligible to participate in the Plan on the first day of the calendar month following the completion of three calendar months of employment commencing on his date of hire by a BW/IP Company. Notwithstanding the preceding sentence, if determined by the Committee in connection with a business acquisition, an Eligible Employee shall be eligible to participate in the Plan on his date of hire by a predecessor employer. An Eligible Employee who previously terminated employment with the BW/IP Companies, who was eligible to participate in the Plan on the date of such termination, and who did not incur a one-year period of severance, shall be eligible to participate in the Plan as of the first day of the calendar month next following the date of the rehire of such Eligible Employee. An Eligible Employee shall become a "Participant" in the Plan as of the date he is first eligible to do so and may commence making Participant Contributions on the first day of such calendar month or any subsequent calendar month. All Participants shall complete such forms as required by the Committee, in the manner and within the time limits prescribed by the Committee.

     2.3 Period of Participation. An Eligible Employee who has become a Participant in the Plan shall continue as such as long as he may be entitled to receive a distribution under the Plan and remains an employee of the BW/IP Companies. Upon the termination of employment by a Participant in the Plan from the BW/IP Companies, such Participant shall be an inactive participant in the Plan until all amounts to which he may be entitled under the Plan are distributed.

SECTION 3 - PARTICIPANT CONTRIBUTIONS

     3.1  Participant Contributions.

          (a) To the extent permitted by his Employer, Basic Contributions may be made under the Plan as follows:

               (1) A Participant may authorize his Employer to reduce his Includible Compensation by an amount equal to a whole percentage of his Includible Compensation and to make "Pre-Tax Basic Contributions" under the Plan in equal amount on his behalf; and

               (2) A Participant may elect to make "After-Tax Basic Contributions" under the Plan in a whole percentage of his Includible Compensation; provided, however, that the aggregate percentage of Pre-Tax and After-Tax Basic Contributions shall not exceed six percent of his Includible Compensation.

                    (b) To the extent permitted by his Employer, Supplemental Contributions may be made under the Plan, for each Participant who is making Basic Contributions at the maximum rate, as follows:

               (1) A Participant may authorize his Employer to reduce his Includible Compensation by an amount equal to a whole percentage of his Includible Compensation and to make "Pre-Tax Supplemental Contributions" under the Plan in equal amount on his behalf; and

               (2) A Participant may elect to make "After-Tax Supplemental Contributions" under the Plan in a whole percentage of his Includible Compensation; provided, however, that the aggregate percentage of Pre-Tax and After-Tax Supplemental Contributions shall not exceed ten percent.

          (c)  Unless otherwise indicated, a reference to:

               (1) "Basic Contributions" of a Participant means both his Pre-Tax and After-Tax Basic Contributions.

               (2) "Supplemental Contributions" of a Participant means both his PreTax and After-Tax Supplemental
                    Contributions.

               (3) "Pre-Tax Contributions" of a Participant means both his Pre-Tax Basic and Supplemental Contributions.

               (4) "After-Tax Contributions" of a Participant means both his AfterTax Basic and Supplemental Contributions.

               (5) "Contributions" of a Participant means both his Basic and Supplemental Contributions.

3.2 Includible Compensation. For purposes of determining a Participant's Contributions, a Participant's "Includible Compensation" means his total cash compensation received for services rendered to an Employer or any foreign subsidiary of the Company described in Subsection 2.1, including his Pre-Tax Contributions under this Plan, but excluding (i) amounts paid or payable under the Company's Performance Bonus Plans or any other bonus plan or any payment found by the Committee to be similar thereto, (ii) any allowance or premium determined and paid solely by reason of the location at which the services were rendered and (iii) such other payments as his Employer uniformly shall exclude with respect to similarly situated Participants.

3.3 How Paid or Deducted. Pre-Tax Contributions shall be paid to the Trustee by the Employers no later than thirty (30) days after the end of the calendar month in which falls the payroll period to which such contributions relate. After-Tax Contributions shall be made by regular payroll deductions from a Participant's Compensation when paid and shall be deposited with the Trustee no later than thirty (30) days after the end of the calendar month in which falls the payroll period to which such contributions relate. Each Participant shall file with the Committee an appropriate form of authorization with respect to payroll deduction or reduction of this Compensation at the time he enrolls in the Plan. Subject to such rules as the Committee shall determine, such authorization shall continue in effect until a Participant changes the rate of his Contributions or his Contributions are suspended.

3.4 Changes in Contributions. A Participant may elect, in the manner and within the time limits set by the Committee, to change the rate of his Contributions (within the limits specified in Subsection 3.1) effective for the first administratively feasible next payroll period for the payment of wages to him by his Employer.

3.5 Suspension and Resumption of Contributions. A Participant may elect, in the manner and within the time limits set by the Committee, to suspend his Contributions, as of the first administratively feasible next payroll period for the payment of wages to him by his Employer. The Participant may elect to resume the suspending Contributions as of his first administratively feasible next payroll period for the payment of wages by his Employer, provided he is an Eligible Employee on such day and has elected to do so in the manner and within the time limits set by the Committee. The Contribution of a Participant shall be automatically suspended during any period in which he is not an Eligible Employee.

3.6 Rollover Contributions. Any Employee, with the Employer's written consent and after filing with the Trustee the form prescribed by the Committee, may contribute cash or other property to the Trust other than as a voluntary contribution if the contribution is a "rollover contribution" which the Code permits an Employee to transfer either directly or indirectly from one qualified plan to another qualified plan ("Rollover Contribution"). Before accepting a Rollover Contribution, the Trustee may require the Employee to furnish satisfactory evidence that the proposed transfer is in fact a "rollover contribution" which the Code permits an Employee to make to a qualified plan. If the Employee making such Rollover Contribution is not otherwise a Participant in the Plan, he shall become a Participant for the sole purpose of permitting the Plan to accept such Rollover Contribution but shall have no other rights as a Participant until such time as he would otherwise have become a Participant in the Plan. If a contribution is made to the Trust under this Section, the Trustee shall hold the amount contributed in a segregated account for the Participant's sole benefit and in which the Participant shall be fully vested at all times.

SECTION 4 - EMPLOYER CONTRIBUTIONS

4.1  Basic Matching Contributions. Subject to the limitations contained in
     Section 6, the Employers shall make regular basic matching contributions to the Plan in an amount equal to twenty-five percent (25%), unless the Board of Directors of the Company shall fix a different percentage for any given Plan Year which percentage shall be between twenty-five percent (25%) and fifty percent (50%), of the amount of the aggregate Basic Contributions made on behalf of its Employees to the Plan during the month for which the contribution is being made.

4.2 Discretionary Matching Contributions. Subject to the limitations contained in Section 6, the Employers may (but shall not be required to) make as of such dates during the Plan Year as the Company shall determine, but not later than as of the last day of any Plan Year, additional matching contributions to the Plan. The Company shall, in its sole discretion, determine whether, when and in which amount such Discretionary Matching Contributions will be made.

4.3 Time and Manner of Matching Contributions. All Matching Contributions shall be made in the common stock of the Company except when and to the extent determined by the Board of Directors of the Company that Matching Contributions shall be made in cash. Matching Contributions shall be transmitted to the Trustee by the Employers during, or as soon as practicable after, the month to which they relate, but in no event later than the date (including extensions thereof) on which the Company is required to file its Federal income tax return for the taxable year during which occurred the end of the Plan Year for which the Matching Contribution is being made.

4.4 Allocation of Matching Contributions. The Company shall maintain for each Participant a Matching Contributions Account as part of his Company Contributions Account and as a subaccount of his Participant Account. Subject to the limits contained in Section 6, Matching Contributions made for any period of time shall be allocated and credited, as of the date such contributions are received by the Trustee to the Matching Contributions Accounts of all Participants who made Basic Contributions during the period to which the Matching Contributions relate; provided, however, that Discretionary Matching Contributions shall be allocated only to those Participants who are employed by the Employees on the date as of which such Contributions are made. In the event that any Matching Contribution is not expressed as a percentage of the Participant's Basic Contributions, the amount of any such Matching Contributions to be allocated and credited to each such Participant's Matching Contributions Account shall equal the total amount of such Matching Contribution multiplied by a fraction, the numerator of which shall be the aggregate amount of Basic Contributions made on behalf of the Participant for the period to which the Matching Contribution relates and the denominator of which is the sum of all Basic Contributions made on behalf of all Participants for the period for which the Matching Contribution relates; provided, however, that the Company may, at the time a Discretionary Matching Contribution is made to the Plan provide that the maximum amount so allocable to each Participant's Matching Contribution Account shall not exceed a stated dollar amount applicable uniformly to all Participants.

4.5 Vesting. All Contributions allocated to a Participant's Company Contributions Account shall be fully vested at all times; provided, however, that as to a Highly Compensated Employee all Matching Contributions allocated to his Company Contributions Account, and any income thereon, for any given Plan Year shall be forfeitable solely for purposes of satisfying the limitations and requirements contained in Subsections 6.10 through 6.15 for such Plan Year and shall not be forfeitable for any purpose once such limitations and requirements have been satisfied.

4.6 Investment of Company Contributions. Notwithstanding Subsection 6.2, all amounts held in a Participant's Matching Contributions Account shall be invested in and remain in the Company Stock Fund and all income and dividends from such fund shall be allocated to the Matching Contribution Accounts in the same manner as income from such fund is otherwise allocated to Participants' accounts under the Plan.

4.7 Contributions. For purposes of distributions from a Participant's Company Contributions Account (including on account of hardship) and for purposes of loans, all amounts held in a Participant's Company Contributions Account, including earnings thereon (excepting therefrom Company Contributions attributable to periods prior to January 1, 1992, other than Matching Contributions, and earnings thereon), shall be treated as his Pre-Tax Contributions. The Company Contributions Account shall be comprised of all Company Contributions to the Plan, excluding Pre-Tax Contributions, and the earnings thereon.

4.8 Interest of Employers in Plan. The Employers shall have no right, title or interest in the Trust Fund, nor will any part thereof at any time revert or be repaid to an Employer, directly or indirectly. Provided, however, that all Contributions made hereunder are conditioned upon the deductibility of the amount of each Contribution by the contributing Employer and in the event that Contributions are made due to a mistake of fact or if the amount of the Employer's contribution is disallowed as a deduction under Section 404 of the Code, the amount of such Contributions so mistakenly made or disallowed as a deduction shall, subject to the other terms of the Plan concerning contributions made in excess of legal limitations, be returned to the Employer that made such Contributions, but not later than one year after:

     (a) The date of determination that the Employer made the contribution by mistake of fact; or

     (b) The date of disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

          The amount of the Employer's Contribution returnable under this Section shall not be increased by any earnings attributable to the Contribution, but shall not be decreased by any losses attributable to it.

SECTION 5 - INVESTMENT ELECTIONS

5.1 Investment Funds. The following funds, are referred to herein collectively as the "Funds" and individually as a "Fund". Each Fund may be comprised of one or more subfunds as determined by the Committee from time to time in its sole discretion.

     (a)  Equity Funds - described in subsection 6.5(a);

     (b) Stable Value Fund and Executive Life Fund - described in subsection 6.5(b);

     (c)  Balanced Portfolio Fund - described in subsection 6.5(c);

     (d)  Company Stock Fund - described in subsection 6.5(d);

     (e) It is anticipated that the Committee shall provide additional investment alternatives under the Plan reflecting varied portfolio and risk profiles and such other funds shall be provided by the Committee pursuant to the authority set forth in Subsection 6.5(e).

          Investments may be made in one or more of the Equity Funds, Stable Value Fund, Balanced Portfolio Fund, Company Stock Fund or other funds provided by the Committee; provided, however, that unless and to the extent that the Committee shall decide otherwise, only Contributions made with respect to periods commencing on or after January 1, 1992 and earnings thereon may be invested in the Company Stock Fund.

5.2 Investment of Participant Contributions. A Participant's Basic and Supplemental Contributions shall be invested at his election in one or more of the Funds other than the Executive Life Fund. Any such investment in a Fund shall be made in 1% increments of his respective Contributions. Each Participant shall make such election as the time and in the manner as the Committee shall determine. A Participant may effect a change in his investment election in the manner and within the time limits set by the Committee. Any such change shall be given effect as soon as practicable.

SECTION 6 - ACCOUNTING AND PLAN INVESTMENTS

6.1 Participant's Account. The Committee shall maintain records to disclose the interest of each Participant under the Plan, which records shall be in the form of a separate "Account". The Committee may maintain such other accounts in the name of Participants, or otherwise, as it may deem advisable.

6.2  Transfer of Investments. Except as otherwise provided in Subsections
     4.6 and 6.5(b) and subject to such rules as the Committee may adopt, a Participant may elect to transfer between the Funds, or among subfunds in a Fund, all or part of the value of the assets attributable to the Contributions in his Account; provided, that a Participant may not transfer assets from any other Fund into the Executive Life Fund; and provided, further, that unless and to the extent that the Committee shall decide otherwise, only amounts attributable to Contributions made with respect to periods commencing on or after January 1, 1992 and earnings thereon may be invested in the Company Stock Fund. The election shall be made in such manner and within such time limits as shall be determined by the Committee and shall be effective as soon as practicable on or after the date the election is made. Upon the termination of the availability of any Fund or subfund, the assets from that terminated Fund or subfund shall be transferred into such Fund or subfund then available under the Plan and determined by the Committee to be as similar as possible to the terminated Fund or subfund, unless the Participant shall previously have elected to have such assets transferred into another Fund or subfund into which assets may be transferred. A Participant will be provided with a written confirmation of any election changing investments.

6.3 Crediting and Investing of Contributions, Income and Transfers. Plan investments will be applied to the Participant's Account as follows:

     (a) Participant Contributions made by or on behalf of a Participant during a calendar month will be deposited in the Trust no later than thirty (30) days after the end of such month and in accordance with Section 5 and the amounts allocated to any of the Funds or subfunds will be invested in these Funds or subfunds. The amounts so invested will be credited to the Participant's Account.

     (b) The value transferred into a Fund or subfund pursuant to a Participant's election under Subsection 6.2 will be allocated to the appropriate Fund or subfund as of the date of the election, or as soon as practicable thereafter. The amounts transferred to a Fund or subfund will be invested in the Fund or subfund and will be credited to the Participant's Account.

     (c) The Committee shall maintain Plan records relative to a Participant's Account so that there may be determined no less frequently than as of the end of any calendar month the value of the Equity Funds, the value of the Stable Value Fund, the value of the Balanced Portfolio Fund, the value of Company Stock and the value of cash and other Funds and subfunds provided by the Committee, if any, attributable to his Contributions made on his behalf.

6.4 Dividends, Splits, Etc. The Account of each Participant shall be subject to adjustment as follows:

     (a) Cash dividends and the proceeds of the sale of rights or warrants received by the Trustee with respect to Company Stock held in the Participant's Account shall be credited to such Account and reinvested in the Company Stock Fund in the same manner as contributions to the Plan.

     (b) Company Stock received by the Trustee as a stock dividend or as a result of a stock split, as applicable, held in the Participant's Account shall be credited to his Account.

          Any cash dividends or other property received by the Trustee with respect to Company Stock theretofore distributed shall be paid or distributed to the distributee of such stock in the form received.

6.5 Plan Investments. Plan Investments shall be made in accordance with the following:

     (a) Equity Funds. The equity funds shall be comprised of a fund or funds comprised primarily of common stock or securities convertible into common stock of corporations with the potential for significant earnings growth. The Committee shall from time to time determine which bank or mutual fund or funds shall constitute the equity funds. Income, gains and losses of a Participant's Account from its investment in the Fund or subfunds shall be determined on a daily basis and shall be allocated to a Participant's Account as of such date to the greatest extent practicable. Any contributions made by or on behalf of a Participant during a month shall be credited to the Participant's Account as of the date such contribution is made or as soon as practicable thereafter.

     (b)  Stable Value Fund and Executive Life Fund.

          (1) Stable Value Fund. The Stable Value Fund shall be comprised of such funds or funds invested primarily in any combination determined by the Committee of cash, United States Treasury obligations, other governmental obligations, whether or not backed by the full faith or credit of any governmental entity, group annuity or investment contracts issued by one or more fully licensed insurance companies, or deposits, investment contracts, accounts, certificates of deposit or common trust funds of fully licensed banks or trust companies. The Trustee shall determine the total fair market value of this Fund and its subfunds in accordance with its established procedures on a daily basis. Earnings, gains and losses from the Fund and its subfund shall be determined based upon the fund's fair market value as of the end of each day and earnings, losses and gains shall be allocated to a Participant's Account as of such date to the greatest extent administratively practicable. Any contributions made by or on behalf of a Participant during a month shall be credited to the Participant's Account as of the date such contribution is made or as soon as practicable thereafter.

          (2) Executive Life Fund. Effective as of April 11, 1991, all assets of the Stable Value Fund (formerly known as the "Income Fund") then invested in any group annuity contract issued by Executive Life Insurance Company were segregated into a new fund known as the Executive Life Fund. Assets of the Executive Life Fund were and shall be allocated to Participant's Accounts in the percentage which each Participant's interest in the Stable Value Fund bears to the balance of the Stable Value Fund as of April 11, 1991. As of the effective date of such transfer, the Executive Life Fund shall constitute a Plan investment separate from the Stable Value Fund, and all references herein to the Stable Value Fund, including but not limited to Subsections 6.5 and 6.6, shall not be deemed to refer to the Executive Life Fund. The Committee and the Trustee shall not cause additional funds to be invested in the Executive Life Fund after such date. Notwithstanding anything in this Plan to the contrary, no Participant shall be permitted to elect, pursuant to Subsections 5.2 or 6.2, to transfer or withdraw funds out of the Executive Life Fund, except under the following circumstances:

               (A) Any cash held in the Executive Life Fund shall automatically be transferred to the Stable Value Fund, and each Participant with a portion of his Account then invested in the Executive Life Fund shall be allocated a pro rata portion of such cash equal to the percentage which the Participant's interest in the Executive Life Fund, as of April 1, 1993, bears to the balance of the Executive Life Fund determined as of such date, and such Participant shall be permitted to transfer, effective as soon as administratively practicable such amount of cash allocated to his Account to any other Fund hereunder into which he would otherwise be permitted to transfer investments.

               (B) Any Participant who has previously received, or who was entitled to receive, a distribution from the Plan other than with respect to the portion of his Account invested in the Executive Life Fund, may, subject to the requirements of
               Section 8.5 hereof, elect to receive a distribution of the amounts of cash allocated to his Account under paragraph (A) in such manner and at such times as the Committee shall prescribe.

               Any penalties or losses incurred in connection with such transfer shall be charged against the amount transferred or withdrawn. No election to transfer funds into or out of the Stable Value Fund shall be deemed to refer to any funds invested in the Executive Life Fund. In addition to or in lieu of permitting Participants to transfer or withdraw funds out of the Executive Life Fund, the Committee may liquidate all or part of the Executive Life Fund if, in the Committee's sole discretion, the Committee determines that such liquidation is prudent, within the meaning of ERISA. Any amounts so liquidated, net of any losses or penalties incurred in connection therewith, shall be invested in the Stable Value Fund and shall be credited to each Participant then having an interest in the Executive Life Fund in the percentage which the Participant's interest in the Executive Life Fund bears to the balance of the Executive Life Fund, based on the Executive Life Fund's fair market value as of the date of such liquidation. Any penalties or losses incurred in connection with the liquidation of amounts held in the Executive Life Fund in connection with a distribution or withdrawal shall be borne by the recipient.

          (c) Balanced Portfolio Fund. The Balanced Portfolio Fund maintained under the Plan shall be comprised of such fund or funds invested primarily in a mixture of (i) common stock, preferred stock and/or securities convertible into stock of corporations and (ii) corporate and/or governmental bonds, debentures, notes, mortgages and other similar types of investments. The investment goals of the Balanced Portfolio Fund shall be to reduce the risks and volatility of investment and return through diversification and to provide a balance between capital appreciation and current income through dividends and interest. The Committee shall from time to time determine which bank or mutual fund or funds shall constitute the Balanced Portfolio Fund. Earnings, gains and losses experienced by the Participant's investment in the Fund shall be determined as of the end of each day and shall be allocated to a Participant's Account as of such date to the greatest extent administratively practicable. Any contributions made by or on behalf of a Participant shall be credited to the Participant's Account as of the date such contribution is made or as soon as practicable thereafter.

          (d) Company Stock Fund. Contributions in the form of Company Stock allocated to the Company Stock Fund shall be valued at the closing market price of the Company Stock on the date the contribution is made or, in the event there is no closing market price on such date, at the average of bid and asked prices for the Company Stock on such date. With respect to purchases of Company Stock from contributions in cash or transfers of Participant investments into the Company Stock Fund. Company Stock shall be purchased first from the Trust, to the extent that unallocated shares are then being held, and second from the trading market for the Company Stock. All purchases and contributions of Company Stock shall be allocated to the Participant's Account on the date made to the greatest extent administratively feasible on the basis of the purchase price for such shares or the value as set forth hereinabove. Stock acquired from the Company may be either Treasury stock or newly issued stock. Shares of Company Stock so acquired shall not be treated as being held for the benefit of any Participant unless and until allocated to the Account of a Participant as herein provided.

          (e) Other Funds. The Committee is authorized to allow Participants to invest in such other funds, and to terminate the Plan's participation in such funds, as the Committee shall from time to time determine appropriate. The Committee shall allow transfers into and out of such funds as the Committee shall determine, in keeping with the provisions of the Plan but subject to such restrictions as may be contained under such funds. The Committee shall provide reasonable notice to all Participants of any such new funds and the termination of the availability thereof.

6.6 Charging of Withdrawal and Distribution. Withdrawals and distributions shall be made as soon as practicable following receipt of instructions from the Participant. Any such instructions shall be given on any forms and in the manner prescribed by the Committee and consistent with the terms of this Plan. The amount to be paid upon such a withdrawal or distribution shall be based on the value of the Participant's Account determined when such withdrawal or distribution is to be made, without taking into effect such withdrawal or distribution. The appropriate Funds and subfunds shall be charged as of the day on which the withdrawal or distribution is made.

6.7 Annual Statement of Account. As soon as practicable after the last day of each Plan Year, the Committee will deliver to each Participant a statement of his Account as of that date. Except as otherwise required by law, unless authorized by the Committee or the Company, no Participant may inspect the Committee's records.

6.8 Benefit Limitations. Notwithstanding any other provision of the Plan, the amount of Annual Addition to a Participant's Account under the Plan for any Plan Year, shall not exceed the lesser of (i) $30,000 or such larger amount equal to 25% of the dollar limitation then in effect under Section 415(b)(1)(A) of the Code for defined benefit plans after giving effect to any cost of living adjustments as permitted under Section 415(d) of the Code, or (ii) 25 percent of his Compensation during such Plan Year. The Plan Year shall be the Limitation Year.

     "Annual Addition" for any Plan Year means the sum for that year of a
     Participant's:

          (A)  the Pre-Tax Contributions credited to his Account;

          (B)  his After-Tax Contributions;

          (C)  contributions allocated to his Company Contributions
               Account;

          (D)  any forfeitures allocated to such Participant;

          (E) amounts allocated to a Participant's individual medical account as defined in Section 415(1)(2) of the Code, which is part of a defined benefit plan maintained by an Employer; and

          (F) to the extent required by applicable law or regulation, amounts allocated to a Participant's separate account which are attributable to post-retirement medical or life insurance benefits under a welfare benefit fund, as defined in Section 415(1) or 419A(d)(2) of the Code, maintained by an Employer.

If during a Plan Year a Participant is also participating in one or more "defined contribution plans" (as defined in Section 414(i) of the Code) maintained by the BW/IP Companies, the foregoing limitation shall apply to his Annual Additions for such year under all such plans, and any excess Annual Addition resulting therefrom shall first reduce contributions under this Plan. Furthermore, if a Participant in this Plan is also a participant in a qualified defined benefit pension plan maintained by any of the BW/IP Companies (or was at any time a participant in such a defined benefit pension plan which has since been terminated), the sum of the Defined Contribution Fraction and the Defined Benefit Fraction for any Limitation Year (as defined in Code Section 415(e) and as modified by Code Section 416(h) for any Limitation year in which the Plan is a TopHeavy Plan) shall not exceed 1.0.

          (1) "Defined Benefit Fraction" shall mean a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all defined benefit plans (whether or not terminated) maintained by BW/IP Companies and the denominator of which is the lesser of (1) 125% of the dollar limitation in effect for the Limitation Year under Section 415(b)(1)(A) of the Code or (2) 140% of the Participant's average Compensation for the 3 consecutive Years of Service with the BW/IP Companies in which his aggregate Compensation was the highest.

          (2) "Defined Contribution Fraction" shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under all defined contribution plans (whether terminated or not) maintained by the BW/IP

               Companies for the current and all prior Limitation Years, and the denominator of which is the lesser of (1) 125% of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or (2) 25% of the Participant's Compensation for such year.

          (3) For any Plan Year this Plan is Top-Heavy, 125% shall be replaced where it appears in (i) and (ii) above with 100%; provided, however, that such replacement shall not be required if the Plan is operated as if:

               (1)  3% is replaced with 4% where it appears in Subsection
                    12.2 for such Year,

               (2) 5% is replaced with 7.5% where it appears in Subsection 12.2, and

               (3) The aggregate value of the Accounts of Key Employees does not exceed 90% of the aggregate value of all Accounts and/or present value of accrued benefits under all other defined contribution or defined benefits plans maintained (whether terminated or not) by the BW/IP Companies. If a restriction on contributions or benefits is required for any Employee, such restriction will first be applied to the benefits under this Plan.

6.9 Treatment of Excess Additions. Any reduction in contributions required by Subsection 6.8 shall be applied to reduce first, the amount of the Participant's After-Tax Contributions, then (if necessary) the amount of his Pre-Tax Supplemental Contributions and then (if necessary) his Pre-Tax Basic Contributions and Matching Contributions, which would have otherwise been credited to the Participant's Account. Any reduction in After-Tax Contributions shall be paid to a Participant in cash as soon as practicable after such reduction and his Account shall be adjusted in such manner as shall be determined by the Committee. Any reduction in Pre-Tax Contributions shall be accomplished as if such contributions were distributable Excess Contributions under Subsection 6.11. Any reduction in Matching Contributions shall be treated as a forfeiture and further treated as a Discretionary Matching Contribution allocable to all Participants who do not have Excess Additions.

6.10 Limitations on Pre-Tax Contributions:

     (a) Dollar Limitation. No Participant shall be permitted to have Pre-Tax Contributions made under this Plan during any calendar year in excess the limit imposed on the Participant by Section 402(g) of the Code for such calendar year.

     (b) Discrimination. As of the first day of each calendar quarter during each Plan Year, and at such other time or times throughout each such Plan Year as the Committee may determine, the Committee shall review designations made by Participants under Section 3 in order to determine whether the Actual Deferral Percentage of those Highly Compensated Employees who are eligible for Pre-Tax Contributions under any provision of the Plan for such Plan Year (whether or not a Pre-Tax Contribution is actually made to the Plan with respect to each such Participant for such Plan Year) ("Eligible Participants") meets either of the following two tests for such Plan Year:

          (1) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25%; or

          (2) the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

The term "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage) of Pre-Tax Contributions (including any Excess Deferrals of Highly Compensated Employees) and, to the extent the Company so elects, the Basic Matching Contributions and Discretionary Matching Contributions made on behalf of a Participant for the Plan Year, to the Participant's Compensation plus his Pre-Tax Contributions to the Plan for the Plan Year. Any amount of Pre-Tax Contributions distributed pursuant to Subsection 6.9 shall be disregarded for purposes of applying the Actual Deferral Percentage tests and the amount of any Excess Deferrals of any Nonhighly Compensated Employee shall also be disregarded.

The Actual Deferral Percentage of a Highly Compensated Employee shall be calculated by disregarding any Matching Contributions which are forfeited pursuant to Section 6.15.

In the event that the Committee's calculation pursuant to this paragraph
(b) with respect to a Plan Year indicates that the Plan may not meet one of the two tests set forth therein for such Plan Year, the Committee shall then (i) determine the maximum Actual Deferral Percentage (to the nearest whole or one-half percent) for Highly Compensated Employees in order for the Plan to meet one of such tests, (ii) reduce in intervals of one-half percent the amount of Pre-Tax Contributions to be made under Section 3 and Matching Contributions to be made under Section 4 with respect to Highly Compensated Employees as necessary to cause the Actual Deferral Percentage of Highly Compensated Employees to equal such maximum, and (iii) notify the affected Participants of such reduction.

If an Eligible Participant who is a Highly Compensated Employee is either a five-percent owner (as defined in regulations under Section 414(q) of the Code) or one of the ten Employees receiving the highest Compensation, the combined Actual Deferral Percentage for the group consisting of the Highly Compensated Employee and his family members (which group is treated as one Highly Compensated Employee for purposes of this Subsection 6.10 through Subsection 6.15) shall be determined by combining the PreTax Contributions and Compensation of all such family members. If an Employee is required to be aggregated as a member of more than one family group, all Eligible Participants who are members of the family group that include such Employee are treated as one Highly Compensated Employee for purposes of this Subsections 6.10 through Subsection 6.15. The Actual Deferral Percentage of the Nonhighly Compensated Employees shall be determined disregarding the Pre-Tax Contributions, Compensation and amounts treated as Pre-Tax Contributions for all family members of a Highly Compensated Employee which are required to be treated as one Highly Compensated Employee.

For purposes of this paragraph (b), paragraph (b) of Subsection 6.11 and
Section 6.12, the term "family members" shall mean the spouse and the lineal ascendants and descendants (and the spouses of such ascendants and descendants) of any Employee or former Employee, provided that such family members are Eligible Participants.

          (c) For purposes of this Subsection 6.10, all plans qualified under Section 401(k) of the Code and maintained by the BW/IP Companies shall be considered one plan.

6.11     Remedial Measures for Excess Pre-Tax Contributions.

          (a) Distribution of Excess Deferrals. Notwithstanding any other provisions of this Plan, Excess Deferrals and income allocable thereto shall be distributed no later than April 15 of the calendar year following the close of the Participant's taxable year in which the Excess Deferral occurred. Basic Pre-Tax Contributions shall be distributed under this Subsection 6.11 only if the amount of Excess Deferrals on behalf of a Participant exceed Pre-Tax Supplemental Contributions on behalf of the Participant for such taxable year.

               The income allocable to Excess Deferrals is equal to the gain or loss allocable to Excess Deferrals for such taxable year. Such income shall be determined and allocated using the methods set forth herein and otherwise used to determine the income, gain or loss allocated to the Participant's Pre-Tax Contributions which gave rise to the Excess Deferrals, using a "last-in-first-out" methodology.

                    The term "Excess Deferral" shall mean any amount which
               meets the following requirements:

               (1) The amount is an elective deferral (within the meaning of Section 401(k) of the Code) made on behalf of a Participant under this Plan or a plan maintained by an Affiliate during a taxable year of the Participant in excess of the limit imposed on the Participant by
                    Section 402(g) of the Code for such taxable year;

               (2) The amount is not distributed under Subsections 6.9 or 6.11(b).

          (b) Distribution and/or Recharacterization of Excess Contributions. In addition to the procedure set forth in paragraph (b) of Subsection 6.10, the Committee shall, as of the last day of each Plan Year, review Pre-Tax Contributions made on behalf of Participants under Section 3 in order to determine whether the Actual Deferral Percentage of those Participants who are eligible for employer contributions under any provision of the Plan for such Plan Year (whether or not an employer contribution is actually made to the Plan with respect to each such Participant for such Plan Year) satisfies either of the two tests set forth in paragraph (b) of Subsection 6.10 for such Plan Year. In the event the Committee's calculation pursuant to this paragraph (b) with respect to a Plan Year indicates the Plan does not meet one of such tests, the Committee shall (i) recharacterize no later than March 15 of the year following the Plan Year in which the Excess Contributions arose all or a portion of such Excess Contributions and the income allocable thereto as After-Tax Contributions and income allocable thereto of the Participant under this Plan, but only to the extent such Participant could have made After-Tax Contributions under the Plan during the preceding Plan Year, and with such recharacterized amounts includible in the gross income of the Participant as of January 1 of the preceding Plan Year, accounted for as employee contributions under Sections 72 and 6047 of the Code by the Company, but otherwise treated as employer contributions for all other purposes of the Code (except Sections 401(a)(4) and 401(m)), and (ii) distribute any Excess Contributions and the income allocable thereto not so recharacterized in accordance with this paragraph
               (b). In the event that any Excess Contributions and the income allocable thereto are recharacterized as After-Tax Contributions and income allocable thereto, the Committee shall timely notify the Internal Revenue Service and the affected Participant and otherwise comply with the requirements of the Code and the regulations issued under
               Section 401(k)(3) of the Code. The determination and treatment of the Pre-Tax Contributions and Actual Deferral Percentage of any Participant shall also satisfy such other and additional requirements as may be prescribed in the regulations issued under Section 401(k)(3) of the Code.

               Except as to Excess Contributions recharacterized as After-Tax Contributions, notwithstanding any other provision of this Plan, Excess Contributions and income allocable thereto shall be distributed if possible no later than March 15, but in no event later than December 31, of each Plan Year, to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year. Basic Pre-Tax Contributions shall be distributed under this paragraph (b) only if the amount of Excess Contributions on behalf of a Participant exceed Supplemental Pre-Tax Contributions on behalf of the Participant for the Plan Year.

               For each Highly Compensated Employee, the term "Excess Contributions" means the total Pre-Tax Contributions on behalf of such employee (determined prior to the application of this paragraph (b) minus the amount determined by multiplying such employee's Actual Deferral Percentage (determined after application of the remainder of this paragraph (b)) by his Compensation used in determining such percentage and less any amounts distributed under Subsection
               6.9 and any amounts distributed or recharacterized as After-Tax Contributions under Subsection 6.11(a). The Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage will be reduced to the extent required to (i) enable the Plan to satisfy one of the Actual Deferral Percentage tests set forth in paragraph
               (b) of Subsection 6.10, or (ii) cause such Highly Compensated Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. The process described in the preceding sentence shall be repeated (for the Highly Compensated Employee with the then-highest Actual Deferral Percentage) until the Plan satisfies one of the Actual Deferral Percentage tests set forth in paragraph (b) of Subsection 6.10.

               In the case of any Highly Compensated Employee whose Actual Deferral Percentage is determined by taking into account the Pre-Tax Contributions of family members, the Excess Contributions of such family group shall be allocated to each family member in the ratio which (i) the Pre-Tax Contributions of each family member taken into account to determine the Actual Deferral Percentage of such family group, bears to (ii) the total Pre-Tax Contributions of all such family members. However, only those Excess Contributions allocated to family members who are Highly Compensated Employee shall be distributed under this paragraph (b).

               The income allocable to Excess Contributions distributed hereunder is equal to the gain or loss allocable to such Excess Contributions for the Plan Year.

               Such income shall be determined and allocated using the methods set forth herein and otherwise used to determine the income, gain or loss allocated to the Participant's Pre-Tax Contributions and Matching Contributions treated as Pre-Tax Contributions as to such Participant for purposes of the Actual Deferral Percentage test of Section 6.10 for the Plan Year which gave rise to the Excess Contributions, using a "last-in-first-out" methodology.

6.12 Limitation on After-Tax Contributions and Matching Contributions.

     (a) Discrimination. The Committee shall, as of the last day of each Plan Year, review After-Tax Contributions, Basic Matching Contributions and Discretionary Matching Contributions made on behalf of Participants to determine whether the Average Contribution Percentage for Highly Compensated Employees satisfies one of the following tests:

          (1)  The Average Contribution Percentage for Eligible
               Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

          (2) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan year multiplied by 2, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

               In the event that this Plan satisfies the requirements of Sections 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Sections 401(a)(4) or 410(b) of the Code only if aggregated with this plan, then this Subsection 6.12 shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.

               The combined Contribution Percentage for the group consisting of a Highly Compensated Employee and his family members who are required to be treated as one Highly Compensated Employee under Subsection 6.10, and who shall theretofore be treated as one Highly Compensated Employee for purposes of this Subsection 6.12, shall be determined by combining the Company Contributions and Compensation of all such family members. The Contribution Percentage of the Nonhighly Compensated Employees shall be determined disregarding the After-Tax Contributions, Matching Contributions, Compensation and amounts treated as Matching Contributions for all family members of a Highly Compensated Employee which are required to be treated as one Highly Compensated Employee.

               For purposes of this Subsection 6.12, the terms "Average Contribution Percentage" shall mean the average (expressed as percentage) of the Contribution Percentages of the Eligible Participants in a group. The term "Contribution Percentage" shall mean the ratio (expressed as a percentage) of (i) the After-Tax Contributions made by an Eligible Participant, PreTax Contributions which satisfy the requirements of Section 401(k)(3) of the Code (i.e., are not Excess Contributions) of an Eligible Participant but which are not necessary to be taken into account to satisfy the Actual Deferral Percentage Test of Section 6.10 and, to the extent not taken into account for purposes of satisfying the Actual Deferral Percentage discrimination tests of paragraph (b) of Subsection 6.10, Matching Contributions under the Plan made on behalf of the Eligible Participant for the Plan Year to (ii) the Eligible Participant's Compensation for the Plan Year. The term "Eligible Participant" shall mean any Participant who is otherwise authorized under the terms of the Plan to make AfterTax Contributions or have Matching Contributions allocated to his Account for the Plan Year. Any amount of contributions distributed pursuant to Subsection 6.9 shall be disregarded for purposes of applying the Actual Contribution Percentage tests. The Contribution Percentage of a Highly Compensated Employee shall be calculated by disregarding any Matching Contributions which are forfeited pursuant to Subsections 6.13 or 6.15. The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed in the regulations issued under Section 401(m) of the Code.

6.13 Remedial Measures for Excess Aggregate Contributions.

     (a)  Correction of Excess Aggregate Contributions.

          (1) Determination of Excess Aggregate Contributions. For each Highly Compensated Employee, the term "Excess Aggregate Contributions" means (after the recharacterizations of any Excess Contributions with respect to a Participant as After-Tax Contributions of that Participant) the total After-Tax Contributions made by and Matching Contributions not taken into account for purposes of the Actual Deferral Percentage test under Subsection 6.10 made on behalf of such employee (determined prior to the application of this subparagraph (i)) minus the amount determined by multiplying such employee's Contribution Percentage (determined after application of the remainder of this subparagraph (i)) by his Compensation used in determining such percentage. The Contribution Percentage of the Highly Compensated Employee with the highest Contribution Percentage will be reduced to the extent required to (i) enable the Plan to satisfy one of the Contribution Percentage tests set forth in Subsection 6.12, or (ii) cause such Highly Compensated Employee's Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage. The process described in the preceding sentence shall be repeated (for the Highly Compensated Employee with the then-highest Contribution Percentage) until the Plan satisfies one of the Contribution Percentage tests set forth in Subsection 6.12.

          (2) Family Aggregation. In the case of any Highly Compensated Employee whose Contribution Percentage is determined by taking into account the Company Contributions of family members, the Excess Aggregate Contributions of such family group shall be allocated to each of the Highly Compensated Employee's family members in the ratio which (A) the Company Contributions of each family member taken into account determine the Contribution Percentage, bears to (B) the total Company Contributions of all such family members. However, only those Excess Aggregate Contributions allocated to Highly Compensated Employees shall be distributed under this Subsection 6.13.

          (3) Correction of Excess Aggregate Contributions; Determination of Excess Aggregate Contribution Income. Excess Aggregate Contributions attributable to After-Tax Contributions and income allocable thereto shall be distributed if possible by March 15, but no later than December 31, of each Plan Year to Participants to whose Participant Amounts Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of a Participant attributable to Matching Contributions and income allocable thereto shall be forfeited by the Participant no later than December 31 of each Plan Year following the Plan Year for which the Matching Contributions were made. Any such forfeitures shall be treated and allocated as Discretionary Matching Contributions for the period to which they relate.

               The income allocable to Excess Aggregate Contributions is equal to the gain or loss allocable to Excess Aggregate Contributions for the Plan Year. Such income shall be determined and allocated using the methods set forth herein and otherwise used to determine the income, gain or loss allocated to the After-Tax Contributions made by a Participant which gave rise to the Excess Aggregate Contributions and, to the extent not taken into account for purposes of satisfying the Actual Deferral Percentage discrimination tests of paragraph (b) of Subsection 6.10, the Matching Contributions made on behalf of a Participant for the Plan Year, using a "last in first out" methodology.

6.14 Limitation on Multiple Use of Alternative Discrimination Tests. Notwithstanding anything in this Section 6 to the contrary, upon completing the discrimination tests under Subsections 6.10 and 6.12 (including any corrections necessary under Subsections 6.11 or 6.13), the Committee shall determine whether the Plan satisfies the multiple use rules of Section 401(m)(A) of the Code, and the regulations thereunder, for the Plan Year. For Plan Years beginning before January 1, 1992, the "aggregate limit," within the meaning of Treasury Regulation Section 1.401(m)-2(b)(3), shall be the greater of the limit set forth in such regulation, or the "new aggregate limit" set forth in Section 5.02 of Revenue Procedure 89-65. In the event that a prohibited multiple use occurs, the Committee shall correct the multiple use by distributing and/or forfeiting Excess Aggregate Contributions in the manner described in Subsection 6.13.

6.15 Forfeiture of Matching Contributions Upon Corrective Distribution of Basic Contributions. In the event a Highly Compensated Employee receives a corrective distribution of Basic Contributions under this
     Section 6 with respect to a Plan Year or Limitation Year, such Highly Compensated Employee shall also forfeit any Matching Contributions which were made on account of the distributed Basic Contributions. Any such forfeitures shall be treated and allocated as Discretionary Matching Contributions for the period to which they relate.

SECTION 6A -- LOANS TO PARTICIPANTS

6A.1 Committee Discretion to Make Loans. Loans to Participants shall be allowed if, and only if, the Committee determines that those loans are to be made. The determination as to whether or not Participant loans are to be allowed shall be completely within the discretion of the Committee.

6A.2 Loans to be Made on Nondiscriminatory Basis. Loans shall be available to all Participants on a reasonably equivalent basis; provided, however, that the Committee may make reasonable distinctions among prospective borrowers on the basis of creditworthiness. Loans shall not be made available to Participants who are Highly Compensated Employees in an amount greater than the amount available to other Participants. Thus, for loans secured by the Participants's vested benefit, the same percentage of Participant's vested balance in his Accounts may be loaned to Participants with both large and small amounts of vested benefits subject to a minimum loan of $1000.

6A.3 Limitations of Loans to Participants. No Participant shall receive a loan which, when added to the outstanding loan balance of the Participant under all loans from all qualified plans sponsored by the Employer, exceeds the lesser of 50% of the present value of the Participant's nonforfeitable Account Balance of $50,000.

     In determining the maximum amount of loan that may be made to a Participant, the $50,000 limit must be decreased by the highest outstanding balance of any loan to the Participant from all qualified plans maintained by the Employer in the 12 calendar months immediately preceding the date the loan is made to the Participant. The minimum amount of a loan to a Participant shall be $1000 and a Participant may have only two loans outstanding under the Plan at any given time.

6A.4 Adequacy of Security. All loans to Participants made by the Committee shall be secured by the pledge of the Participant's vested interest in the Trust Fund in order to assure repayment of the borrowed amount and all interest payable thereon in accordance with the terms of the loan. In no event shall the Participant be permitted to pledge an amount which, when added to any outstanding security interest in his vested interest in the Trust Fund, exceeds 50% of his vested interest in the Trust Fund as of the date of the pledge.

6A.5 Rate of Interest and Loan Fees. Interest shall be charged at a reasonable rate as determined by the Committee; and interest shall be payable at least quarterly. The Committee may charge Participants, or deduct from the amount of a loan otherwise payable to Participants, reasonable loan origination fees and annual loan administration fees.

6A.6 Term of Loan. Loans shall generally be for a term of five years, or for such lesser term as the Committee determines appropriate. In the discretion of the Committee, a loan used to acquire the principal residence of the Participant may have a term in excess of five years, but not in excess of 15 years. To the extent determined by the Committee, loans, principal and interest, and loan fees shall be payable via payroll deductions of the Participant or via any other means acceptable to the Committee.

6A.7 Remedies in the Event of Default. If not paid as and when due, any outstanding loan or loans by a Participant may be deducted from any benefit to which that Participant is entitled at the time that benefit is otherwise distributable to him, and subject to the consent of the Participant, the Participant's Account balance may be liquidated to repay the loan with amounts first applied to accrued interest and then to principal. The Participant shall remain liable for any deficiency.

6A.8 Definition of Loan. For purposes of this Article, a loan includes (a) the direct or indirect receipt of a loan by a Participant from the Plan, or (b) the assignment (or agreement to assign) or the pledging (or agreement to pledge) of any portion of the Participant's interest in the Plan.

6A.9 Loan Application Procedures. Loan Application Procedures, which are contained in the document "Specific Plan Provisions for Loans to Participants, may be revised from time to time by the Plan Committee without an amendment to the Plan, to the extent that such provisions do not conflict with any provision of the Plan. In the event of any conflict between the Plan and the Loan Application Procedures, the Plan shall govern.

6A.10 Loan Repayments. Amounts repaid by any Participant with respect to any loan or loans made to such Participant shall be allocated to such Participant as of the date such payment is received by the Trustee, or as soon as practicable thereafter and shall be invested in accord with the current election made by the Participant for investment of additional Pre-Tax Contributions to his Participant Account.

SECTION 7 - WITHDRAWALS DURING EMPLOYMENT

7.1 Withdrawals. A Participant may elect to make withdrawals of a specified portion of the then value of his Account, in accordance with the following:

     (a) A Participant may elect to withdraw an amount equal to all or any part of the value of the assets attributable to Company Contributions (other than Matching Contributions) attributable to periods prior to January 1, 1992, Rollover Contributions into this Plan, After-Tax Contributions, and "Matching Contributions" (as such term was defined under the Borg- Warner Plan on May 20, 1987).

     (b) A Participant may elect to withdraw an amount equal to all or any part of the value of the assets attributable to his Pre-Tax Contributions and Company Contributions for periods after December 31, 1991; provided however, that a participant may only make such a withdrawal if he has attained age 591/2, or the withdrawal constitutes a "Hardship Withdrawal" as described in Subsection 7.2. A Hardship Withdrawal shall not exceed the amount required to meet the need created by the hardship and shall not include amounts attributable to the earnings on the Participant's Account for periods after December 31, 1988 attributable to Pre-Tax Contributions or Matching Contributions to the extent they are used to satisfy the requirements of the Actual Deferral Percentage tests of Subsection 6.10.

          Any such withdrawals shall be made as soon as practicable following receipt of instructions from the Participant. Any such instructions shall be given on such forms and in the manner prescribed by the Committee and consistent with the terms of this Plan. The amount to be paid upon such a withdrawal shall be based on the value of the Participant's Account determined when such withdrawal is to be made, without taking into effect such withdrawal. The appropriate Funds and subfunds shall be charged as of the day on which the withdrawal is made.

7.2 Hardship Withdrawal. To constitute a "Hardship Withdrawal," the withdrawal must be for an immediate and heavy financial need of the Participant for which funds are not reasonably available from other resources of the Participant and which is necessary to satisfy such financial need. The determination of the existence of such need and the amount necessary to satisfy it shall be determined by Committee on a nondiscriminatory basis applying the following criteria:

     (a) In order for a distribution to be made on account of an immediate and heavy financial need of the Participant, it must be made only on account of:

          (1)  Medical expenses (determined under Section 213(d) of the
               Code) incurred by the Participant, his Spouse or his "Dependents" (as defined under Section 152 of the Code) or necessary for these persons to obtain medical care (as described in Section 213(d) of the Code).

          (2) The purchase (excluding mortgage payments) of the Participant's principal residence.

          (3) Payments of tuition for the next 12 months of post-secondary education for the Participant, his Spouse or his Dependents.

          (4) Amounts necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

          (5) Other events in the life of a Participant (such as divorce of the Participant, death of the spouse of the Participant, loss of employment by the spouse of the Participant, natural disaster, funeral expenses of a family member, or expenses incurred by the Participant or a Participant's spouse in order to satisfy a judgment or settlement involving litigation or the threat of litigation against the Participant or the Participant's spouse), determined by the Committee, based upon all of the facts and circumstances and on a nondiscriminatory basis, to be of such magnitude or of such an unexpected nature so to cause the Participant to be at a significant risk of not being able to meet his or her basic living expenses as they become due in the absence of the Hardship Withdrawal.

          (6) Other events determined by the Commissioner of Internal Revenue under Section 401(k) of the Code to constitute hardship.

               (b) Amounts shall be determined necessary to satisfy an immediate and heavy financial need of the Participant only if the Participant satisfies the Committee that:

                    (1) The distribution is not in excess of the amount of the Participant's immediate and heavy financial need, including the amount necessary to pay federal, state or local income taxes and/or penalties reasonably anticipated to result from the Hardship Withdrawal.

                    (2) The Participant has, except to the extent that such act would result in a hardship or increase the amount of any Hardship Withdrawal, exhausted all other reasonable resources and has obtained all distributions, other than hardship distributions, and all nontaxable loans then available under all plans of the Employer.

                    The Committee shall be entitled to rely upon the Participant's representation, executed under penalty of perjury, unless the Committee has facts to the contrary or it is facially apparent that such is not the case, that the Participant's need cannot be relieved through reimbursement or compensation by insurance or otherwise, by reasonable liquidation of the Participant's assets or assets of his Spouse and minor children reasonably available to the Participant (but only to the extent such liquidation would not itself cause an immediate and heavy financial need), by cessation of elective contributions or employee contributions under any other plan of the Employer by distributions or nontaxable loans from other plans or through borrowing from commercial sources on reasonable commercial terms.

               (c) Upon receiving a "Hardship Withdrawal," a Participant, notwithstanding any other provision hereof, shall be suspended for a 12 month period thereafter from making Pre-Tax Contributions. After-Tax Contributions and all other elective or employee contributions under this Plan, and all other plans maintained by the Employer. Further, such Participant shall be limited to making Pre-Tax Contributions, and all other elective contributions under this Plan and all other plans maintained by the Employer, for the taxable year of the Participant immediately following the taxable year in which the Hardship Withdrawal occurs, to the difference between the limitation under Section 402(g) of the Code for such following year over the amount of such Pre-Tax Contributions and other elective contributions made for the taxable year of the Hardship Withdrawal.

7.3 Withdrawal Limitations. Only two withdrawals by a Participant shall be permitted in any Plan Year unless otherwise authorized by the Committee. The Committee may from time to time establish minimum amounts which may be withdrawn.

7.4 Distribution of Withdrawals. Each withdrawal by a Participant under Subsection 7.1 shall be distributed as soon as practicable after the effective date of the withdrawal and shall be subject to the provisions of Subsections 8.7 and 8.8. Withdrawals shall be made by liquidating pro rata to the extent necessary the

     Funds and subfunds in which the Participant's Account is invested, other than the Executive Life Fund. In the event such withdrawal cannot be satisfied without liquidating all or a portion of the Participant's Account invested in the Executive Life Fund shall the Executive Life Fund be liquidated and then only in such amount necessary to make such withdrawal. Any liquidation of the Executive Life Fund shall be subject to Subsection 6.5(b)(ii).

SECTION 8 - DISTRIBUTION OF BENEFITS

8.1 Termination of Employment. Upon the termination of a Participant's employment with the BW/IP Companies which otherwise constitutes a separation from service under Code Section 401(k), the vested portion of all assets in the Participant's Account shall thereafter be distributed to him or his Beneficiary, as the case may be, pursuant to Subsection 8.5 and 8.5A; provided, however, that nothing in this
     Section 8 shall be deemed to permit a Participant or Beneficiary to receive a distribution of any part of an Account held in the Executive Life Fund, whether in the form of a lump sum distribution or installment payments, except to the extent the Committee determines, pursuant to Subsection 6.5(b)(ii), that such amounts may be liquidated from the Executive Life Fund. Notwithstanding the preceding sentence, if the Committee shall so determine and permit, upon the sale or other disposition by any corporation which is an Employer of substantially all of the assets used in a trade or business of such Employer or of a subsidiary of any such Employer ("Transferor Employer") to an unrelated entity (as defined in Treas. Reg. Section 1.401(k)-1(d)(4)(iv)(B)) ("Acquiring Entity"), a Participant who continues employment with the Acquiring Entity shall be entitled to receive a lump sum distribution (as defined in Code Section 401(k)(10)(B)) from the Plan, but only if such distribution is made in connection with such disposition, the Acquiring Entity does not maintain the Plan after such disposition and the Transferor Employer continues as an Employer with respect to the Plan after such disposition. It is expressly determined that the preceding sentence shall apply to a sale of the assets of Fluid Controls Division of the Company to E-Systems, Inc. on or before December 31, 1994, if the conditions set forth in such preceding sentence are satisfied.

8.2  Vesting.

     Subject to Subsection 4.5, all portions of a Participant's Account, whether derived from Participant or Employer Contributions, shall be fully vested in the Participant at all times.

8.3  Forfeitures.

     (a) If a participant under the Borg-Warner Plan suffered a "Forfeiture" under such plan and is re-employed by any of the BW/IP Companies before he incurs a Period of Severance, the amounts so Forfeited shall be restored as provided in and subject to Subsection 8.4. Such participant will be considered for purposes of the Plan to have incurred a "Period of Severance" if
          (i) as to a participant in the Borg-Warner Plan, during the five consecutive year period commencing on the date his employment is terminated he did not perform an hour of service before May 20, 1987 for which he was directly or indirectly paid or entitled to payment by any of the "Borg-Warner Companies" (as that term was defined under the Borg-

          Warner Plan on May 19, 1987) and (ii) does not perform an hour of service during such five consecutive year period for which he is directly or indirectly paid or entitled to payment by any of the BW/IP Companies. A termination of employment for this purpose shall occur on the date on which a Participant ceased to be in the employ of the Borg-Warner Companies or the BW/IP Companies.

     (b) Notwithstanding the foregoing, if a Participant's termination of employment was due to a "maternity or paternity leave," then subparagraph (a) of this Subsection shall be read by substituting "six consecutive year period" for "five consecutive year period". For the purposes of this Plan, "maternity or paternity leave" means termination of employment or absence from work due to the pregnancy of the Participant, the birth of a child of the Participant, the placement of a child in connection with the adoption of the child by a Participant, or the caring for a Participant's child during the period immediately following the child's birth or placement for adoption. The Committee shall determine, under rules of uniform application and based on information provided to the Committee by the Participant, whether or not the Participant's termination of employment or absence from work is due to "maternity or paternity leave."

8.4 Restoration of Forfeitures. If a Participant is re-employed by any of the BW/IP Companies before he incurs a Period of Severance, or the Plan is terminated before the completion of a Period of Severance, amounts equal to any Forfeitures shall be restored to his Account first by way of application of any Forfeitures arising during such Plan Year and then to the extent necessary by way of a contribution by the Employer of the Participant to the Plan.

8.5 Manner of Distribution. Subject to the conditions and limitations set forth below, and subject to any elections made under Section 6.6 and except as provided in Section 1.2 with respect to former participants in the UCP Savings Plan or SRE Plan, on or as soon as practicable after the date of Participant's termination of employment with the BW/TP Companies occurs (and after all adjustments then required under the Plan as of that date have been made and the other requirements of this section have been satisfied) the vested balances in his Account will be distributed to or for the benefit of the Participant or, in the case of his death, to or for the benefit of his Beneficiary, by either of the following methods:

     (a)  by payment in lump sum; or

     (b) by payment in a series of substantially equal annual installments up to a maximum often installments, but not exceeding:

          (1)  the Participant's life expectancy, or

          (2) the joint and last survivor life expectancy of the Participant and a beneficiary.

          Notwithstanding the previous sentence, a Participant may elect to defer commencement of such distribution to a date not later than April 1 of the calendar year next following the calendar year in which the Participant attains age 70 1/2.

          Nothing in this Section 8.5 shall be construed as preventing a Participant who has terminated employment with the BW/IP Companies from electing to accelerate or take a distribution of all or a portion of amounts distributable to him.

          The Participant may in such manner as determined by the Committee select the method of distribution. In the absence of an election as to the method of distribution a Participant shall receive his distribution in a lump sum. The distribution of a benefits to a Beneficiary shall be made in a lump sum, unless the Participant selects another method of distribution (but at least as rapidly as any installment payments which commenced prior to his death). The Committee may direct the Trustee to make distribution in cash or property, or partly in each, provided the property is distributed at its value as determined in accordance with the provisions of the Plan at the date of distribution and, if the distribution is to be in the form of Company Stock in whole or in part, the number of shares to be distributed equals or exceeds the minimum number of shares for distribution as determined by the Committee. No distribution to a Participant will be made if the Account balance for such Participant exceeds or ever exceeded immediately before any distribution $3,500, the Participant does not in writing consent to such distribution and the Participant at the time of distribution has not attained age 65. A Participant who terminates employment with the BW/IP Companies at or after attaining age 65, and a former Participant who attains age 65 and has undistributed Account balances, shall commence to receive benefits hereunder, under the terms hereof, as soon as practicable after such termination or attaining such age.

8.5A Deferral of Lump Sum Distribution by Beneficiary. Notwithstanding anything herein to the contrary, a Beneficiary who is otherwise entitled to receive a lump sum distribution may elect to defer such distribution in accordance with this Subsection 8.5A in the event that, at the time such Beneficiary becomes entitled to such distribution, any portion of the Plan Account which the Beneficiary described in the preceding sentence may, in such manner prescribed by the Plan Committee, elect to defer receipt of a lump sum distribution until such date as the committee determines, in its sole discretion, that all amounts of such Account held under the Executive Life Fund are currently distributable or that all amounts of the Executive Life Fund which were allocable to the Participant's Account have been transferred out of the Executive Life Fund. If no portion of the Participant's Account is held in the Executive Life Fund, and except as provided in Section 1.2 with respect to former participants in the UCP Savings Plan or SRE Plan, a Beneficiary who is the surviving spouse of a Participant shall be permitted to defer receipt of the commencement of the benefit to which such Beneficiary is entitled. Notwithstanding anything provision to the contrary, no Beneficiary other than the Participant's surviving spouse may elect to defer distribution to any date later than the date on which the Participant would have attained age 70-1/2. The deferral election described in this Subsection 8.5A shall be made available to Beneficiaries with amounts invested in the Executive Life Fund at the time benefits are to commence without respect to the amount of the lump sum distribution.

8.6  [Intentionally left blank.]

8.7 Election for Stock. A Participant, or a Beneficiary of a deceased Participant, who is entitled to a distribution of Company Stock, pursuant to a withdrawal, other than a Hardship Withdrawal, or termination of employment, may elect to receive cash in lieu of such stock. In such event, the company Stock covered by the election shall be sold and the proceeds therefrom shall be distributed.

8.8 Fractional Interests in Stock and Minimum Shares Distributable. No distribution of a fractional interest in any Company Stock held by the Trustee shall be made to any Participant or his Beneficiary. All fractional interests in Company Stock shall be valued at the most recent quoted price as of the date of distribution or withdrawal and a sum equal thereto shall be distributed in cash. Any fractional shares remaining after the Trustee has sold all of the shares of Company Stock required for cash distributions during any month shall remain allocated and be sold for the purpose of cash distributions in any subsequent month. A Participant or Beneficiary shall be entitled to a distribution of Company Stock only if the number of shares to be distributed equals or exceeds the minimum number of shares that may be distributed as determined from time to time by the Committee.

8.9  Designation of Beneficiaries.

     (a) Subject to subparagraph (b) of this Subsection, each Participant may, from time to time, designate his Beneficiary. A Beneficiary designation will be effective only when an acceptable form is signed and filed by the Participant with this Committee during his lifetime and will cancel all Beneficiary designation forms previously filed by him. If a Participant failed to designate a Beneficiary before his death or if all the designated Beneficiaries die before the Participant, the Committee shall direct the Trustee to make distribution of the Participant's benefits to the surviving spouse of the Participant, or if none, to the legal representative or representatives of the estate of the Participants.

     (b) Any designation of a Beneficiary or change in designation of a Beneficiary must be consented to by the Participant's spouse in writing unless:

          (1)  Such Beneficiary is the Participant's spouse;

          (2)  The Participant has no spouse; or

          (3)  The spouse cannot be located.

          Such spouse's consent must acknowledge the effect thereof, must name the designated Beneficiary and the form of payment, and shall be in writing and be witnessed by a notary public.

8.10 Missing Participants or Beneficiaries. Each Participant and each beneficiary must file with the Committee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or Beneficiary at his last post office address filed with the Committee, or if no address is filed with the Committee then at his last post office address as shown on the Employers' records, will be binding on the Participant and his Beneficiary for all purposes of the Plan. Neither the Committee nor the Trustee nor the Employers shall be required to search for or locate a Participant or Beneficiary. If the Committee notifies a Participant or

     Beneficiary that he is entitled to a distribution and also notifies him of the provisions of this Subsection 8.10, or makes a reasonable effort to so notify such Participant or Beneficiary and the Participant or Beneficiary fails to claim his benefits under the Plan or make his whereabouts known to the Committee within three years after the notification, the benefits under the Plan of the Participant or Beneficiary will be treated as a Forfeiture and allocated to each other Participant in uniform proportion to the Compensation of each such Participant; provided, however, that if the person entitled to receive such benefit subsequently claims it, the amount shall be restored in the same manner as a restoration under Subsection 8.4.

8.11 Facility of Payment. When a person entitled to benefits under the Plan is under legal disability, or, in the Committee's opinion, is in any way incapacitated so as to be unable to manage financial affairs, the Committee may direct the Trustee to pay the benefits to such person's legal representative, or to a relative or friend of such person for such person's benefit, or the Committee may direct the application of such benefits for the benefit of such person. Any payment made in accordance with Subsections 8.9, 8.10 or 8.11 shall be a full and complete discharge of any liability for such payment under the Plan.

8.12 Commencement of Benefits. In the absence of an election by a Participant or Beneficiary, as permitted hereunder, to defer commencement of receipt of benefits under the Plan to a later date, payment of benefits under the Plan to or for the benefit of a Participant or his Beneficiary shall, if not commenced previously under the terms of Section 8.5, commence not later than the 60th day after the latest Plan Year in which:

     (a)  the Participant attains age 65,

     (b) the tenth anniversary of the year in which the Participant commenced participation in the Plan occurs, or

     (c) the Participant terminates his employment with the BW/IP Companies. Notwithstanding the foregoing, benefit payments must commence no later than the April 1 of the calendar year next following the calendar year in which the Participant attains age 70 1/2 years. All distributions hereunder shall be made in accordance with Section 401(a)(9) of the Code, including Section 401(a)(9)(G) and Treasury Regulation Section 1.401(a)(9)-2 (pertaining to incidental death benefit distributions).

8.13 Direct Rollovers. A Distributee may elect, at the time and in the manner prescribed by the Employer, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the distributee in a Direct Rollover.

     (a) "Eligible Rollover Distribution": An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of a Distributee, except that an Eligible Rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (b) "Eligible Retirement Plan": An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Participant's surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     (c) "Distributee": A Distributee is a Participant or former Participant, a Participant's or former Participant's surviving spouse, and a Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined by section 414(p) of the Code).

     (d) "Direct Rollover": A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

SECTION 9 - THE COMMITTEE

9.1 Membership. A Committee consisting of at least three persons (who may but need not be employees of the Employers) shall be appointed by the Board of Directors of the Company, the Executive Committee thereof or by such other person, persons or committee so authorized by the Board of Directors of the Company. The Secretary of the Company shall certify to the Trustee from time to time the appointment to (and termination of) office of each member of the Committee and the person who is selected as Secretary of the Committee.

9.2 Committee's General Powers, Rights and Duties. Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the Committee elsewhere in the Plan and the Trust Agreement, the Committee shall have the following powers, rights and duties:

     (a) To select a Secretary, if it believes it advisable, who may but need not be a Committee member.

     (b) To determine all questions arising under the Plan, including the power to determine the rights or eligibility of employees or Participants and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions.

     (c) To adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan and Trust Agreement.

     (d) To enforce the Plan in accordance with the terms of the Plan and Trust Agreement and the rules and regulations adopted by the Committee.

     (e) To direct the Trustee as respects payments or distributions from the Trust Fund in accordance with the provisions of the Plan.

     (f) To furnish the Employers with such information as may be required by them for tax or other purposes in connection with the Plan.

     (g) To employ agents, attorneys, accountants or other persons (who also may be employed by an Employer) and to allocate or delegate to them such powers, rights and duties as the Committee may consider necessary or advisable to properly carry out administration of the Plan, provided that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants or other persons, shall be in writing.

9.3 Manner of Action. During a period in which two or more Committee members are acting, the following provisions apply where the context admits:

     (a) A Committee member by writing may delegate any or all of his rights, powers, duties and discretions to any other member, with the consent of the latter.

     (b) The Committee members may act by meeting or by writing signed without meeting, and may sign any document by signing one document or concurrent documents.

     (c) An action or a decision of a majority of the members of the Committee as to a matter shall be as effective as if taken or made by all members of the Committee.

     (d) If, because of the number qualified to act, there is an even division of opinion among the Committee members as to a matter, a disinterested party selected by the Committee shall decide the matter and his decision shall control.

     (e) Except as otherwise provided by law, no member of the Committee shall be liable or responsible for an act or omission of the Committee members in which the former has not concurred.

     (f) The Certificate of the Secretary of the Committee or of a majority of the Committee members that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on the Certificate.

9.4 Interested Committee Members. If a member of the Committee also is a Participant in the Plan, he may not decide or determine any matter or question concerning distributions of any kind to be made to him or the nature or mode of settlement of his benefits unless such decision or determination could be made by him under the Plan if he were not serving on the Committee.

9.5 Resignation or Removal of Committee Members. A member of the Committee may be removed by the Board of Directors of the Company, the Executive Committee thereof, or by such other person, persons or committee so authorized by the Board of Directors of the Company at the time by written notice to him and the other members of the Committee. A member of the Committee may resign at any time by giving written notice to the Company. Any vacancy in the membership of the Committee may be filled in accordance with Subsection 9.1; provided, however, that if a vacancy reduces the membership of the Committee to less than three, such vacancy shall be filled as soon as practicable. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the Committee.

9.6 Committee Expenses. All costs, charges, and expenses reasonably incurred by the Committee will be paid from the Trust and charged against the Accounts of Participants unless the same shall, at the election of the Company, have been paid previously by the Employers. No compensation will be paid to a Committee member as such.

9.7 Information Required by Committee. Each person entitled to benefits under the Plan shall furnish the Committee with such documents, evidence, data or information as the Committee considers necessary or desirable for the purpose of administering the Plan. The Employers shall furnish the Committee with such data and information as the Committee may deem necessary or desirable in order to administer the Plan. The records of an Employer as to an employee's or Participant's period of employment, termination of employment and the reason therefore, leave of absence, reemployment and compensation will be conclusive on all persons unless determined to the Committee's satisfaction to be incorrect.

9.8 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

9.9 Uniform Rules. The Committee shall administer the Plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all Participants similarly situated.

9.10 Review of Benefit Determination. The Committee will provide notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan is denied and the Committee shall afford such Participant or Beneficiary a full and fair review of its decision if so requested.

9.11 Committee's Decision Final. All matters of interpretation of the terms hereof and all determinations concerning the entitlement of any person to any benefit or other right hereunder are hereby reserved exclusively to the Committee, to be exercised in its sole and absolute discretion, except as the same may from time to time be delegated by the Committee to another person or group of persons in which instance such delegee or delegees shall have all discretionary authority of the Committee with respect thereto. All such interpretations and determinations made shall be final and binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Committee shall make such adjustment on account thereof as it in its sole and absolute discretion considers equitable and practicable.

SECTION 10 - GENERAL PROVISIONS

10.1 Additional Employers. Any business unit, subsidiary or affiliate of the Company that is not an Employer may adopt the Plan and become an Employer and a party to the Trust Agreement by:

     (a) Filing with the Company, the Committee and the Trustee a certified copy of a resolution of its Board of Directors adopting the Plan or the written approval of the General Manager of the business unit; and

     (b) Filing with the Trustee and the Company a certified copy of a resolution of the Committee consenting to such action.

10.2 Waiver of Notice. Any notice required under the Plan may be waived by the person entitled to notice.

10.3 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

10.4 Controlling Law. Except to the extent superseded by laws of the United States, the laws of California shall be controlling in all matters relating to the Plan.

10.5 Employment Rights. The Plan does not constitute a contract of employment and participation in the Plan will not give any employee the right to be retained in the employ of the BW/IP Companies nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

10.6 Litigation by Participants. If a legal action begun against the Trustee, one or more Employers, the Committee or any member or members thereof, by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to Participant's or other person's benefits, the cost to the Employers, the Committee or any member or members thereof of defending the action shall be charged to the extent permitted by law to the sums, if any, which were involved in the action or were payable to the Participant or other person concerned.

10.7 Interests Not Transferable. Except as may be required by law, the interests of Participants and their Beneficiaries under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated or assigned. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order
     (i) is determined to be a "Qualified Domestic Relations Order" as such term is defined in Section 414(p) of the Code or (ii) is permitted to be treated as a "Qualified Domestic Relations Order" by the Committee under the provisions of the Retirement Equity Act of 1984. The Committee shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

10.8 Absence of Guaranty. Neither the Committee, the Company nor any Employer in any way guarantee the Trust Fund from loss or depreciation. Neither the Committee, the Company nor any Employer guarantees any payment to any person. The liability of the Trustee or the Committee to make any payment under the Plan will be limited to the assets held by the Trustee which are available for that purpose.

10.9 Voting of Stock. Before each annual or special meeting of the stockholders of BW/IP International, Inc., the Committee shall cause to be sent to each Participant with an investment in the Company Stock Fund a copy of any proxy solicitation material received by the Trustee or the Committee, together with any included forms to provide instructions to the Trustee on how to vote the shares of Company Stock credited to such Participant. Upon receipt of such instructions, the Trustee shall vote the shares of stock as instructed. Instructions received from individual Participants by the Trustee shall be held in strictest confidence and shall not be divulged or released to any person, including officers or employees of any Employer The Trustee shall have the right to vote both the shares of Company Stock for which voting instructions have not been received and unallocated shares and the Trustee shall vote such shares in accord with the provisions of the Trust Agreement.

10.10 Tender Offer for Stock. Each Participant shall have the right to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer for any or all shares of Company Stock credited to such Participant's Account. The Committee shall notify each Participant and utilize its best efforts to timely distribute or cause to be distributed to him such information as shall have been distributed to Company stockholders in connection with any such tender or exchange offer. Upon its receipt of such instructions, the Trustee shall tender such shares of Company Stock to the extent so instructed. If the Trustee shall not receive instructions from a Participant regarding any such tender or exchange offer for Company Stock, the Trustee shall have no discretion in such matter and shall take no action with respect thereto except to the extent required by law. Unallocated shares of Company Stock shall be tendered or exchanged by the Trustee in the same proportion as shares with respect to which Participants have the right of direction are tendered or exchanged.

10.11 Limitations on Company Stock Transactions. Notwithstanding anything contained herein to the contrary, the Committee may require that:

     (a) any Participant who is an officer or director (an "Insider") of the Company subject to Section 16 ("Section 16") of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), who receives a distribution of Company Stock under the Plan must either (i) have made an irrevocable election to receive the distribution at least six months prior to the date of the distribution or (ii) cease receiving any further contributions of, or make any further investment in, Company Stock for a period of six months from the date of such distribution; provided, however, that extraordinary distributions of all of the Company Stock in the Plan and distributions of Company Stock in connection with such Participant's death, retirement, disability or termination of employment or in connection with a qualified domestic relations order (as defined in Section 414(p) of the Code) are not subject to these requirements;

     (b) a Participant who is an Insider and ceases participation in the Plan (within the meaning of Rule 16b-3 of the Exchange Act) may not again participate in the Plan for at least six months after the date of such cessation (in accordance with the requirements of such Rule 16b-3);

     (c) with respect to transfers between the Company Stock Fund and any other Fund or subfund of assets credited to the Account of a Participant who is an Insider, the election to make such transfer must be made either (i) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending with the twelfth business day following such date and the actual transfer must occur as of a Valuation Date which is at least six months after the last Valuation Date as of which any assets credited to such Participant's Account were transferred between such Funds or subfunds, or (ii) pursuant to an irrevocable election made at least six months prior to the date of the actual transfer; and

     (d) any Participant who is an Insider be limited, to whatever extent the Committee deems appropriate, in his ability to direct investments of such Participant's Account in Company Stock, including precluding such Participant from making any elections under Section 5.2 or Section 6.2 to direct investments into the Company Stock Fund.

10.12 Compensation and Expenses. A reasonable compensation to the Trustee in such amount as may be agreed upon from time to time between the Company and the Trustee, all transfer taxes on Company Stock and (except as provided below in this Subsection and in Subsection 9.6) all expenses incurred by the Trustee and the Committee in connection with the Plan and the Trust Fund shall be paid from the assets of the Trust and charged against the Accounts of Participants unless, at the election of the Company, such amounts shall have been previously paid by the Employers.

SECTION 11 - AMENDMENT AND TERMINATION

11.1 Amendment. While the Employers expect and intend to continue the Plan, the Company reserves the right to amend the Plan from time to time except as follows:

     (a) The duties and liabilities of the Committee under the Plan cannot be changed substantially without its consent;

     (b) No amendment shall reduce the value of a Participant's benefits to less than the amount he would be entitled to receive if he had resigned from the employ of the BW/IP Companies on the day of the amendment; and

     (c) Except as provided in Section 4, under no condition shall any amendment result in the return or repayment to any Employer of any part of the Trust Fund or the income therefrom, or result in the distribution of the Trust

          Fund for the benefit of anyone other than employees and former employees of the BW/IP Companies and any other persons entitled to benefits under the Plan.

          The Board of Directors of the Company, or the Executive Committee or the Compensation and Benefits Committee thereof, may amend or modify the Plan and Trust Agreement (retroactively if required) in such manner as shall be determined in the best interests of the Company or the Participants of the Plan or in such manner as deemed necessary to comply with the Employee Retirement Income Security Act of 1974, Public Law 93-406, to retain the qualification of the Plan under Section 401(a) or Section 401(k) of the Code, or to comply with any future legislation which amends, supplements or supersedes the Employee Retirement Income Security Act of 1974 or Section 401(a) or Section 401(k) of the Code. Notwithstanding the above, the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder, to the extent such limitation is required to qualify the Plan for exemption under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

11.2 Termination. The Plan will terminate as to all Employers on any date specified by the Company. The Plan will terminate as to an individual Employer on the first to occur of the following:

     (a)  The date it is terminated by that Employer.

     (b) The date that the Employer completely discontinues its contributions (including Pre-Tax Contributions) under the Plan.

     (c) The dissolution, merger, consolidation or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets, except that

          (1) in any such event arrangements may be made, with the consent of the Company, whereby the Plan will be continued by any successor of that Employer or any purchaser of all or substantially all of its assets, in which case the successor or purchaser will be substituted for that Employer under the Plan, and

          (2) if an Employer is merged, dissolved or in any other way reorganized into, or consolidated with any other Employer, the Plan as applied to the former Employer will automatically continue in effect without a termination thereof.

11.3 Nonforfeitability on Termination. On termination or partial termination of the Plan as respects any Employer, the rights of all affected Participants to benefits accrued to that date of such termination, to the extent funded as of such date, shall be nonforfeitable.

11.4 Notice of Amendment or Termination. Participants will be notified of an amendment or termination of the Plan within a reasonable time.

11.5 Plan Merger, Consolidation, Etc. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other Plan, each Participant's benefit if the Plan terminated immediately after such merger, consolidation or transfer shall be equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated before the merger, consolidation or transfer.

11.6 Discontinuance of a Portion of a Business Unit. In the event a portion of the operation of any business unit of the BW/IP Companies participating hereunder is sold or discontinued, the Committee, in its sole discretion, may determine that the rights of the affected employees of said business unit to benefits accrued to the date of such sale or discontinuance shall be nonforfeitable.

11.7 Distribution of Assets. The Committee shall specify the date of the termination of the Plan as to an individual Employer, as described in Subsection 11.2, or the date of sale of sale or discontinuance of a portion of any operation of the BW/IP Companies, as described in Subsection 11.6, as a "Special Accounting Date." As soon as practicable after all adjustments required as of that date have been made to the Account balances of affected Participants, the Committee shall direct the Trustee to distribute to each such affected Participant the vested balance in his Account (unless he then is employed by an Employer as to which the Plan has not terminated) by any one or more of the methods described in Subsection 8.5 as the Committee decides; provided that, in the event such Special Accounting Date occurs prior to the Participant's attainment of age 65, the Committee, upon request by the Participant and in its sole discretion, may defer the distribution, or commencement of the distribution, of such interest to such future date as it may select but not later than the 60th day following the end of the Plan Year during which the Participant attains, or would have attained, age 65. All appropriate accounting, transfer, and withdrawal provisions of the Plan will continue to apply until the Account balances of all such Participants have been distributed under the Plan.

11.8 Separate Administration. The Company, from time to time, may provide for the segregation of Trust assets allocable to the employees of any one or more Employers, or any group of employees of any one or more Employers, and may provide for the administration and investment of such assets under a substantially similar Plan (which Plan meets the requirements of Section 401(a) of the Code, or any comparable section or sections of any future legislation which amend, supplement or supersede such section), and a trust forming a part thereof. No such segregation or transfer under a substantially similar Plan shall constitute a termination of this Plan or a permanent discontinuance of Employer contributions hereunder with respect to Employees affected thereby.

SECTION 12 - TOP HEAVY RESTRICTIONS

     The following provisions shall become effective in any Plan Year in which the Plan is determined to be a Top-Heavy Plan.

12.1 Determination of Top-Heavy. The Plan will be considered a "Top-Heavy Plan" for the Plan Year if as of the last day of the preceding Plan
     Year:

     (a) the aggregate of the Account balances, as determined in accordance with Section 416(g) of the Code generally and Sections 416(g)(3),

          416(g)(4)(A), 416(g)(4)(B) and 416(g)(4)(E) of the Code and
          Treasury Regulation Section 1.416 T- 32 specifically, of the Participants who are Key Employees (as defined in Section 416(i) of the Code) exceeds 60% of the aggregate of the Account balances of all Participants (the "60% Test"); or

     (b) The Plan is part of a required aggregation group (as defined under Section 416(g)(2)(A) of the Code and which includes each plan of the BW/IP Companies in which a Key Employee is a participant or was a participant in any of the four preceding years and each other plan of the BW/IP Companies which enables any plan in which a Key Employee is a participant to satisfy the requirements of Section 401(a)(4) or 410 of the Code) and the required aggregation group is Top Heavy.

          However, notwithstanding the results of the 60% Test, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is part of a required or permissive aggregation group (as defined under Section 416(g)(2)(A) of the Code and which includes any plan of the BW/IP Companies which is not part of a required aggregation group but which allow such group to continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code) which is not Top Heavy.

12.2 Minimum Allocations. Notwithstanding the provisions of any other provision hereof, for any Plan Year during which the Plan is deemed a Top-Heavy Plan, the Employers shall contribute an amount to the Plan, for each Participant who is other than a Key Employee ("Non-Key Employee") and who is employed on the last day of the Plan Year, not less than an amount such that the total allocation of employer contributions to such Participant's Account (including all Matching Contributions for such Participant for such year to the extent they are not used to satisfy the Actual Deferral Percentage tests of Subsection 6.10 and the Actual Contribution Percentage tests of Subsection 6.12, and excluding all Pre-Tax Contributions of the Participant) will not be less than the lesser of (a) 3% of such Participant's Compensation or (b) the percentage of such Compensation contributed for the Key Employee (including Pre-Tax Contributions and Matching Contributions) for whom the percentage is largest after taking into consideration all other defined contribution plans in the required aggregation group; provided however that if such Participant is also a participant in a defined pension plan maintained by the BW/IP Companies, the amount of such contribution to be allocated to such Participant's Account shall be

     (a) If such defined benefit pension plan provides the applicable defined benefit minimum for such Top-Heavy Plan pursuant to the Code and applicable regulations, the Pre-Tax Contributions for each Participant, notwithstanding any other provision of this Subsection 12.2, or

     (b) If such defined benefit pension plan does not provide the defined benefit minimum for such a Top-Heavy Plan pursuant to the Code and applicable regulations, 5% of the Compensation paid or accrued to such Employee during the Plan Year, or

     (c)  Such other amount as may be prescribed by regulation under
          Section 416 of the Code.

          For purposes of the preceding sentence, all Eligible Employees who must be considered participants to satisfy the coverage requirements of Section 410(b) of the Code shall be considered Participants.


          IN WITNESS WHEREOF, the Company maintaining the Plan has caused this restatement to be executed as of the 1st day of January, 1997.


Dated:  June 27, 1997                   BW/IP INTERNATIONAL, INC.


                                        By /s/  John D. Hannesson
                                          --------------------------
                                          Title  Vice President

                            AMENDMENT NUMBER ONE
                                   TO THE
                         BW/IP INTERNATIONAL, INC.
                         CAPITAL ACCUMULATION PLAN
              (AS AMENDED AND RESTATED AS OF JANUARY 1, 1997)


          The BW/IP International, Inc. Capital Accumulation Plan, as amended and restated as of January 1, 1997 (the "Plan"), is hereby amended in the following respects:

     1.   Limits on Participation.

     Section 2.1 of the Plan is hereby amended by adding the following to the end thereof:

          In addition, the term "Eligible Employee" shall not, however, include an employee who is employed as a temporary part-time field service valve technician in connection with the operations of the Company or its Affiliates in Williamsport, Pennsylvania.

     2. Effective Date.

          This Amendment Number One shall be effective as of January 1,
1997.

     3. Ratification and Re-Affirmation.

     Except as specifically amended hereby, the Plan, as heretofore amended to date shall remain in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed at Long Beach, California, as of the ____ day of __________, 1997.

                                   BW/IP International, Inc.

                                   By

                                   Its

                            AMENDMENT NUMBER TWO
                                   TO THE
                         BW/IP INTERNATIONAL, INC.
                         CAPITAL ACCUMULATION PLAN
              (AS AMENDED AND RESTATED AS OF JANUARY 1, 1997)




          The BW/IP International, Inc. Capital Accumulation Plan, as amended and restated as of January 1, 1997 (the "Plan"), is hereby amended in the following respects:

     1. Company Stock.

     The definition of Company Stock contained in Section 1.2(i) of the Plan is hereby amended by deleting the same in its entirety and substituting the following in lieu thereof:

     (i) "Company Stock" -- common stock of Flowserve Corporation, the ultimate parent corporation of Company.

     2.   Effective Date.

     This Amendment Number Two shall be contingent upon and effective as of the date of the merger of BW/IP, Inc. and a wholly owned subsidiary of Durco International Inc. Upon such merger, Durco International Inc. shall then be known as Flowserve Corporation.

     3. Ratification and Re-Affirmation.

     Except as specifically amended hereby, the Plan, as heretofore amended to date shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed at Long Beach, California, as of the day of __________, 1997.

                                   BW/IP International, Inc.

                                   By

                                   Its

                                                                EXHIBIT 5.1









                           [FLOWSERVE LETTERHEAD]






April 20, 1998

Flowserve Corporation
222 W. Las Colinas Boulevard
Suite 1500
Irving, Texas 75039

Dear Sirs:

With reference to the registration statement on Form S-8 which Flowserve Corporation (the "Company") proposes to file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, registering 2,779,756 shares of common stock, par value $1.25 per share, of the Company (the "Shares") which may be offered and sold by the Company under the BW/IP, Inc. 1996 Long-Term Incentive Plan, the BW/IP, Inc. 1996 Directors Stock and Deferred Compensation Plan, the BW/IP International, Inc. 1992 Long-Term Incentive Plan, the BWIP Holding, Inc. Non-Employee Directors' Stock Option Plan and the BW/IP International, Inc. Capital Accumulation Plan (collectively, the "Plans"), I am of the opinion that:

     1. the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and

     2. all proper corporate proceedings have been taken so that any Shares to be offered and sold which are of original issuance, upon sale and payment therefor in accordance with the Plans and the resolutions of the Board of Directors relating to the offering and sale of the Shares thereunder, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the SEC in connection with the registration statement referred to above.


                                   Very truly yours,

                                   /s/ Ronald F. Shuff
                                   -------------------------
                                   Ronald F. Shuff
                                   Vice President, Secretary &
                                   General Counsel

                                                               EXHIBIT 23.2





                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Flowserve Corporation's Registration Statement on Form S-8 pertaining to the BW/IP, Inc. 1996 Long-Term Incentive Plan, the BW/IP, Inc. 1996 Directors Stock and Deferred Compensation Plan, the BW/IP International, Inc. 1992 Long-Term Incentive Plan, the BWIP Holding, Inc. Non-Employee Directors' Stock Option Plan and the BW/IP International, Inc., Capital Accumulation Plan of our reports dated February 20, 1998, with respect to the consolidated financial statements of Flowserve Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                     /s/ Ernst & Young LLP

Dallas, Texas
April 17, 1998

                                                               EXHIBIT 23.3









                     CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report (relating to BW/IP, Inc. and its subsidiaries) dated January 28, 1997 appearing on page F-2 of Flowserve Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.


PRICE WATERHOUSE LLP

Los Angeles, California
April 16, 1998